UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
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ADVANCED ENERGY INDUSTRIES, INC.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held May 7, 2008
GENERAL
PROPOSAL NO. 1 ELECTION OF DIRECTORS
NOMINEES
PROPOSAL NO. 2 ADOPTION OF 2008 OMNIBUS INCENTIVE PLAN
PROPOSAL NO. 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
EXECUTIVE COMPENSATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CORPORATE GOVERNANCE MATTERS
PROPOSALS OF STOCKHOLDERS
REPRESENTATION AT THE ANNUAL MEETING

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 7, 2008

To Our Stockholders:

The 2008 Annual Meeting of Stockholders of Advanced Energy Industries, Inc. (“Advanced Energy” or the “Company”) will be held on Wednesday, May 7, 2008, at 10:00 a.m., at Advanced Energy’s corporate offices, 1625 Sharp Point Drive, Fort Collins, Colorado 80525. At the meeting, you will be asked to vote on the following matters:

1. Election of seven directors.

2. Adoption of the 2008 Omnibus Incentive Plan.

3. Ratification of the appointment of Grant Thornton LLP as Advanced Energy’s independent registered public accounting firm for 2008.

4. Any other matters of business properly brought before the meeting.

Each of the matters 1 to 3 is described in detail in the accompanying proxy statement, dated April 3, 2008.

If you owned common stock of Advanced Energy at the close of business on March 17, 2008, you are entitled to receive this notice and to vote at the meeting.

All stockholders are cordially invited to attend the meeting in person. However, to assure that your voice is heard, you are urged to return the enclosed proxy card as promptly as possible in the postage prepaid envelope provided.

By Order of the Board of Directors,

John D. Pirnot
Corporate Secretary

Fort Collins, Colorado
April 3, 2008

YOUR VOTE IS IMPORTANT

Date:	April 3, 2008

To:	Our Owners

From:	Hans Georg Betz

Subject:	Invitation to Our 2008 Annual Meeting of Stockholders

Please come to our 2008 Annual Meeting of Stockholders to learn about Advanced Energy, what we have accomplished in the last year and our plans for 2008. The meeting will be held:

Wednesday, May 7, 2008
10:00 a.m.
Advanced Energy’s Corporate Offices
1625 Sharp Point Drive
Fort Collins, Colorado 80525

This proxy statement describes the matters that management of Advanced Energy intends to present to the stockholders for approval at the annual meeting. Accompanying this proxy statement is Advanced Energy’s 2007 Annual Report to Stockholders and a form of proxy. All voting on matters presented at the annual meeting will be by paper proxy or by ballot in person, in accordance with the procedures described in this proxy statement. Instructions for voting are included in the proxy statement. Your proxy may be revoked at any time prior to the meeting in the manner described in this proxy statement.

I look forward to seeing you at the meeting.

Hans Georg Betz
Chief Executive Officer and President

This proxy statement and the accompanying proxy card are first being sent to stockholders on or about April 3, 2008.

GENERAL

This proxy statement and the accompanying materials are being sent to stockholders of Advanced Energy as part of a solicitation for proxies for use at the 2008 Annual Meeting of Stockholders. The Board of Directors of Advanced Energy (the “Board of Directors” or the “Board”) is making this solicitation for proxies. By delivering the enclosed proxy card, you will appoint each of Hans Georg Betz and Lawrence D. Firestone as your agent and proxy to vote your shares of common stock at the meeting. In this proxy statement, “proxy holders” refers to Dr. Betz and Mr. Firestone in their capacities as your agents and proxies.

Advanced Energy’s principal executive offices are located at 1625 Sharp Point Drive, Fort Collins, Colorado 80525. The telephone number is (970) 221-4670.

Proposals

We intend to present three proposals to the stockholders at the meeting:

1. Election of seven directors.

2. Adoption of the 2008 Omnibus Incentive Plan.

3. Ratification of the appointment of Grant Thornton LLP as Advanced Energy’s independent registered public accounting firm for 2008.

We do not know of any other matters to be submitted to the stockholders at the meeting. If any other matters properly come before the meeting, the proxy holders intend to vote the shares they represent as the Board of Directors may recommend.

Record Date and Share Ownership

If you owned shares of Advanced Energy common stock in your name as of the close of business on Monday, March 17, 2008, you are entitled to vote on the proposals that are presented at the meeting. On that date, which is referred to as the “record date” for the meeting, 43,507,707 shares of Advanced Energy common stock were issued and outstanding and were held by approximately 593 stockholders of record, according to the records of American Stock Transfer & Trust Company, Advanced Energy’s transfer agent.

Voting Procedures

Each share of Advanced Energy common stock that you hold entitles you to one vote on each of the proposals that are presented at the annual meeting. The inspector of the election will determine whether or not a quorum is present at the annual meeting. A quorum will be present at the meeting if a majority of the shares of common stock entitled to vote at the meeting are represented at the meeting, either by proxy or by the person who owns the shares. Advanced Energy’s transfer agent will deliver a report to the inspector of election in advance of the annual meeting, tabulating the votes cast by proxies returned to the transfer agent. The inspector of election will tabulate the final vote count, including the votes cast in person and by proxy at the meeting.

If a broker holds your shares, this proxy statement and a proxy card have been sent to the broker. You may have received this proxy statement directly from your broker, together with instructions as to how to direct the broker concerning how to vote your shares. Under the rules for Nasdaq-quoted companies, brokers cannot vote on certain matters without instructions from you. If you do not give your broker instructions or discretionary authority to vote your shares on such matters and your broker returns the proxy card without voting on a proposal, your shares will be recorded as “broker non-votes” with respect to the proposals on which the broker does not vote.

Broker non-votes and abstentions will be counted as present for purposes of determining whether a quorum is present. If a quorum is present, directors will be elected by a plurality of the votes present and each of the other matters described in this proxy statement will be approved by a majority of the votes cast on the proposal. Broker non-votes and abstentions will have no effect on the outcome of any of the matters described in this proxy statement.

The following table reflects the vote required for each proposal and the effect of broker non-votes and abstentions on the vote, assuming a quorum is present at the meeting:

Effect of Broker
Non-Votes and
Proposal	Vote Required	Abstentions

Election of directors	The seven nominees who receive the most votes will be elected	No effect
Adoption of the 2008 Omnibus Incentive Plan	Majority of the shares present at the meeting (by proxy or in person) and voting “For” or “Against” the proposal	No effect
Ratification of the appointment of Grant Thornton LLP as Advanced Energy’s independent registered public accounting firm for 2008	Majority of the shares present at the meeting (by proxy or in person) and voting “For” or “Against” the proposal	No effect

If any other proposals are properly presented to the stockholders at the meeting, the number of votes required for approval will depend on the nature of the proposal. Generally, under Delaware law and the by-laws of Advanced Energy, the number of votes that may be required to approve a proposal is either a majority of the shares of common stock represented at the meeting and entitled to vote, or a majority of the shares of common stock represented at the meeting and casting votes either for or against the matter being considered. The enclosed proxy card gives discretionary authority to the proxy holders to vote on any matter not included in this proxy statement that is properly presented to the stockholders at the annual meeting.

Costs of Solicitation

Advanced Energy will bear the costs of soliciting proxies in connection with the annual meeting. In addition to soliciting your proxy by this mailing, proxies may be solicited personally or by telephone or facsimile by some of Advanced Energy’s directors, officers and employees, without additional compensation. We may reimburse our transfer agent, American Stock Transfer & Trust Company, brokerage firms and other persons representing beneficial owners of Advanced Energy common stock for their expenses in sending proxies to the beneficial owners.

Delivery and Revocability of Proxies

You may vote your shares by marking the enclosed proxy card and mailing it to American Stock Transfer & Trust Company in the enclosed postage prepaid envelope. If you mail your proxy, please allow sufficient time for it to be received in advance of the annual meeting.

If you deliver your proxy and change your mind before the meeting, you may revoke your proxy by delivering notice to our Corporate Secretary at Advanced Energy Industries, Inc., 1625 Sharp Point Drive, Fort Collins, Colorado 80525, stating that you wish to revoke your proxy or by delivering another proxy with a later date. You may vote your shares by attending the meeting in person but, if you have delivered a proxy before the meeting, you must revoke it before the meeting begins. Attending the meeting will not automatically revoke your previously-delivered proxy.

Delivery of Documents to Stockholders Sharing an Address

If two or more stockholders share an address, Advanced Energy may send a single copy of this proxy statement and other soliciting materials, as well as the 2007 Annual Report to Stockholders, to the shared address, unless Advanced Energy has received contrary instructions from one or more of the stockholders sharing the address. If a single copy has been sent to multiple stockholders at a shared address, Advanced Energy will deliver a separate proxy card for each stockholder entitled to vote. Additionally, Advanced Energy will send an additional copy of this proxy statement, other soliciting materials and the 2007 Annual Report to Stockholders, promptly upon oral or written request by any stockholder to Investor Relations, Advanced Energy Industries, Inc., 1625 Sharp Point Drive, Fort Collins, Colorado 80525; telephone number (970) 221-4670. If any stockholders sharing an address receive multiple copies of this proxy statement, other soliciting materials and the 2007 Annual Report to Stockholders and would prefer in the future to receive only one copy, such stockholders may make such request to Investor Relations at the same address or telephone number.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

A board of seven directors is to be elected at the annual meeting. The Board of Directors has nominated for election the persons listed below. Each of the nominees is currently a director of Advanced Energy. In the event that any nominee is unable to or declines to serve as a director at the time of the meeting, the proxy holders will vote in favor of a nominee designated by the Board of Directors, on recommendation by the Corporate Governance and Nominations Committee to fill the vacancy. We are not aware of any nominee who will be unable or who will decline to serve as a director. The term of office of each person elected as a director at the meeting will continue from the end of the meeting until the next Annual Meeting of Stockholders (expected to be held in the year 2009), or until a successor has been elected and qualified or until such director’s earlier resignation or removal.

NOMINEES

Name	Age	Director Since	Principal Occupation and Business Experience

Douglas S. Schatz	62	1981	Douglas S. Schatz is a co-founder of Advanced Energy and has been its Chairman since its incorporation in 1981. From incorporation in 1981 through July 2005, Mr. Schatz also served as Chief Executive Officer. From incorporation in 1981 through July 1999 and from March 2001 through July 2005, he also served as President. Mr. Schatz is currently on the boards of several private companies and organizations, both for-profit and non-profit.
Richard P. Beck(1,2)	74	1995	Richard P. Beck joined Advanced Energy in March 1992 as Vice President and Chief Financial Officer and became Senior Vice President in February 1998. In October 2001, Mr. Beck retired from the position of Chief Financial Officer, but remained as a Senior Vice President until May 2002. Mr. Beck was chairman of the board of Applied Films Corporation, a publicly held manufacturer of flat panel display equipment, until August 2006 when it was acquired and served on its audit and nominating and governance committees. He is also a director of TTM Technologies, Inc., a publicly held manufacturer of printed circuit boards, and serves as a member of its nominating and governance committee and is chairman of its audit committee.
Hans Georg Betz	61	2004	Dr. Hans Georg Betz has been our Chief Executive Officer and President since August 2005 and has been a member of our Board of Directors since July 2004. From August 2001 until he became our Chief Executive Officer and President, Dr. Betz served as chief executive officer of West Steag Partners GmbH, a German-based venture capital company focused on the high-technology industry. In his over 30-year career in the electronics industry, Dr. Betz also has served as chief executive officer of STEAG Electronic Systems AG and a managing director at Leybold AG. Dr. Betz currently serves as a director of Mattson Technology, Inc., a publicly held supplier of advanced process equipment used to manufacture semiconductors, and serves as a member of its compensation committee.

Name	Age	Director Since	Principal Occupation and Business Experience

Trung T. Doan (1,2,3)	49	2005	Trung T. Doan joined the Board of Directors of Advanced Energy in November 2005. Mr. Doan is currently the Chairman and CEO of SemiLEDs Corporation, a manufacturer of high-brightness light emitting diodes. Prior to founding SemiLEDs, Mr. Doan was the Corporate Vice President of Applied Global Services product group at Applied Materials. Mr. Doan held various management and executive positions at companies such as Intel Corp., Honeywell International, and at Micron Technology, Inc. where he had worked from 1988 to 2003 and last held the position of Vice President of Process Development. Earlier, he served as President and CEO of Jusung Engineering, Inc., a major semiconductor and LCD equipment company in Korea. Mr. Doan previously served on the Advanced Energy Board of Directors from July 2000 until January 2004.
Thomas M. Rohrs(2,3)	57	2006	Thomas M. Rohrs has served on the Board of Directors of Advanced Energy since May 2006. Mr. Rohrs has been the Chief Executive Officer and Chairman of the Board of Directors of Electroglas, Inc., a provider of automated probing technologies, since April 2006. From 1997 to 2002, Mr. Rohrs was with Applied Materials, Inc., most recently as senior vice president of global operations and a member of the executive committee. Mr. Rohrs also served as a strategic development advisor in the Applied Materials customer support group from 2003 to 2004. In addition to Electroglas, Mr. Rohrs serves on the Board of Directors of the following publicly held companies: Magma Design Automation, Inc., a company which develops software for electronic design automation; Ultra Clean Technology, which designs, engineers, and manufactures gas and liquid delivery systems for semiconductor process equipment manufacturers and device makers; and Vignani Technologies Pvt Ltd, an engineering services company.
Elwood Spedden(1,3)	70	1995	Elwood Spedden has served on the Board of Directors of Advanced Energy since September 1995. Mr. Spedden was chief executive officer of Photon Dynamics, Inc., a publicly held manufacturer of flat panel display test equipment, from January 2003 until his retirement in January 2004. From July 1996 to June 1997, Mr. Spedden was a vice president of KLA-Tencor Semiconductor, a publicly held manufacturer of automatic test equipment used in the fabrication of semiconductors.

Name	Age	Director Since	Principal Occupation and Business Experience

Edward C. Grady	60	NA	Edward C. Grady is newly nominated for election to the Board of Directors of Advanced Energy. From February 2003 until his retirement in October 2007, Mr. Grady was the president and chief executive officer of Brooks Automation, Inc., a leading worldwide provider of automation solutions to the global semiconductor and related industries, and continues to serve as a senior executive consultant. Prior to joining Brooks he was a partner at Propel Partners, a venture firm in Palo Alto, California. Prior to this he ran several divisions at KLA-Tencor and helped to grow the business to a level in excess of $1 billion in revenues. Before KLA-Tencor, he served as president and CEO of Hoya Micro Mask for three years. He started his career as an engineer for Monsanto/MEMC, and during his 13 years with the company, rose to the position of vice president of worldwide sales for EPI, the most profitable division in MEMC. Mr. Grady currently serves on the Board of Directors of the following publicly held companies: Evergreen Solar, Inc., a developer and manufacturer of solar panels and other solar energy products; Verigy Ltd., a provider of automated test systems for the semiconductor industry; and Electro Scientific Industries, Inc., a supplier of production equipment for micro-engineering applications.

(1)	Member of the Corporate Governance and Nominations Committee.

(2)	Member of the Audit and Finance Committee.

(3)	Member of the Compensation Committee.

The Board of Directors has determined that each of the nominees, other than Douglas S. Schatz and Hans Georg Betz, is an “independent director” as defined in Rule 4200(a)(15) of the Marketplace Rules of the Nasdaq Stock Market. To be considered independent, the Board must affirmatively determine that neither the director nor any immediate family member of the director had any direct or indirect material relationship with the Company within the last three years. The Board of Directors has made an affirmative determination that none of the independent directors has any relationship with Advanced Energy that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The independent directors, if all of them are elected at the annual meeting, will constitute a majority of the Board of Directors. There is no family relationship among any of the directors and any of the Company’s executive officers. The Company’s executive officers serve at the discretion of the Board.

Required Vote

The seven nominees will be elected to the Board upon receipt of a favorable vote (FOR) of a plurality of the votes cast at the meeting will be elected as directors. Stockholders do not have the right to cumulate their votes for the election of directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR each of the seven nominees. Votes withheld from a nominee will be counted for purposes of determining whether a quorum is present, but will not be counted as an affirmative vote for such nominee.

The Board of Directors recommends a vote “FOR” the election of each of the nominees named above.

Director Compensation

Director compensation for the fiscal year ended December 31, 2007 was as follows:

•	$20,000 annual retainer paid quarterly in July, October, February and April;

•	An additional $50,000 annual retainer for the Chair of the Board, paid quarterly in July, October, February and April;

•	$3,000 per day for each full Board meeting, whether such meeting is held in person or telephonically;

•	$4,000 per Audit and Finance Committee meeting for the Chair and $1,750 per meeting for each other committee member, whether such meeting is held in person or telephonically;

•	$2,000 per Compensation Committee meeting or Corporate Governance & Nominations Committee meeting for such Committee’s Chair and $750 for each other Committee member, whether such meeting is held in person or telephonically;

•	15,000 restricted stock units to non-employee directors upon initial election or appointment to the Board; and

•	6,000 restricted stock units annually to non-employee directors on the date of re-election at the annual meeting.

•	Restricted stock units awarded to non-employee directors will vest as to 25% of the underlying shares on each annual anniversary of the grant date until fully vested on the fourth anniversary of the grant date.

On July 24, 2006, Advanced Energy amended its 2003 Non-Employee Directors’ Stock Option Plan with respect to issuance of restricted stock units to directors, which amendment received shareholder approval at the annual meeting of stockholders held on May 2, 2007. Restricted stock units awarded to non-employee directors vest as to 25% of the underlying shares on each annual anniversary of the grant date until fully vested on the fourth anniversary of the grant date.

The following table shows director compensation information for 2007:

2007 Director Compensation

							Change
							in Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
	Fees Earned or					Incentive Plan	Compensation	All Other
	Paid in Cash	Stock Awards		Option Awards		Compensation	Earnings	Compensation	Total
Name	($)	($)(3)		($)(6)		($)	($)	($)	($)

Douglas S. Schatz	97,000	30,088		138,567	(7)	—	—	—	265,655
Richard P. Beck	71,250	95,569	(4)	—		—	—	—	166,819
Hans Georg Betz(1)	—	—		—		—	—	—	—
Joseph R. Bronson(2)	68,250	95,569	(4)	—		—	—	—	163,819
Trung T. Doan	47,250	95,569	(4)	53,176	(8)	—	—	—	195,995
Barry Z. Posner	51,500	95,569	(4)	—		—	—	—	147,069
Thomas M. Rohrs	57,750	106,525	(5)	—		—	—	—	164,275
Elwood Spedden	53,250	95,569	(4)	—		—	—	—	148,819

(1)	Dr. Betz serves as the Company’s Chief Executive Officer and President and, as a employee of the Company, is not eligible for Director Compensation.

(2)	Mr. Bronson resigned as a director effective October 26, 2007.

(3)	The amounts in this column reflect the compensation expense recognized for 2007 financial statement reporting purposes related to stock awards granted in accordance with Statement of Financial Accounting Standards No. 123, “Accounting for Stock Based Compensation” (FAS 123R). The assumptions used to calculate the value of stock awards are set forth under Note 2 of the Notes to Consolidated Financial Statements included in Advanced Energy’s Annual Report on Form 10-K for 2007 filed with the SEC on March 18, 2008.

(4)	Reflects the compensation expense related to:

(a)	The stock award of 2,000 shares of common stock, vesting over four years, made on May 24, 2006 at $13.50 per share;

(b)	The stock award of 16,000 shares of common stock, vesting over four years, made on May 2, 2007 at $24.88 per share.

(5)	Reflects the compensation expense related to:

(a)	The stock award of 5,000 shares of common stock, vesting over four years, made on May 24, 2006 at $13.50 per share;

(b)	The stock award of 16,000 shares of common stock, vesting over four years, made on May 2, 2007 at $24.88 per share.

(6)	Amounts shown do not reflect compensation actually received by the director. Instead, the amounts shown are the compensation costs recognized by the Company in 2007 for option awards as determined pursuant to FAS 123R. These compensation costs reflect option awards granted in and prior to fiscal 2007. The assumptions used to calculate the value of stock awards are set forth under Note 2 of the Notes to Consolidated Financial Statements included in Advanced Energy’s Annual Report on Form 10-K for 2007 filed with the SEC on March 18, 2008.

(7)	Reflects the compensation costs recognized by the Company in 2007 for stock option grants with the following fair values as of the grant date:

(a)	$101,922 for a stock option grant to purchase 25,000 shares of common stock made on February 12, 2003 at $10.03 per share. Mr. Schatz was President of Advanced Energy when this grant was issued;

(b)	$84,453 for a stock option grant to purchase 25,000 shares of common stock made on April 16, 2003 at $8.37 per share. Mr. Schatz was President of Advanced Energy when this grant was issued;

(c)	$103,948 for a stock option grant to purchase 21,250 shares of common stock made on July 20, 2004 at $12.80 per share. Mr. Schatz was President of Advanced Energy when this grant was issued;

(d)	$82,573 for a stock option grant to purchase 21,250 shares of common stock made on October 19, 2004 at $10.37 per share. Mr. Schatz was President of Advanced Energy when this grant was issued;

(e)	$251,046 for a stock option grant to purchase 92,700 shares of common stock made on January 31, 2005 at $7.15 per share. Mr. Schatz was President of Advanced Energy when this grant was issued.

(8)	Reflects the compensation costs recognized by the Company in 2007 for a stock option grant of 15,000 shares of common stock made on November 21, 2005 at $12.97 per share.

Board of Directors Meetings

The Board of Directors held eight meetings in 2007. In 2007, the Board of Directors had an Audit and Finance Committee, a Corporate Governance and Nominations Committee and a Compensation Committee. In 2007, each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors (held during the period for which he was a director) and the committees (held during the period for which he served on such committees) on which he served.

Audit and Finance Committee

Composition and Meetings

The Audit and Finance Committee consists of Messrs. Beck (Chairman), Rohrs and Doan. Prior to October 26, 2007, the Audit and Finance Committee consisted of Messrs. Bronson (Chairman), Beck and Rohrs. Each of the members of the Audit and Finance Committee is an “independent director” within the meaning of Rule 4200(a)(15)

of the Marketplace Rules of the Nasdaq Stock Market. The Board of Directors has evaluated the credentials of and determined that each of the members of the Audit and Finance Committee is an “audit committee financial expert” within the meaning of Item 401(h) of SEC Regulation S-K and that he is “independent” within the meaning of Section 10-A of the Securities Exchange Act of 1934. The Audit and Finance Committee met eight times in 2007.

Policy on Audit and Finance Committee Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit and Finance Committee approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit related services, tax services and other services. Approval is provided on a service-by-service basis. In 2007, the Audit and Finance Committee approved all of the audit and non-audit services provided by Advanced Energy’s independent registered public accounting firm.

Audit and Finance Committee Charter and Responsibilities

The Audit and Finance Committee is governed by a written charter, which is available on our website at www.advanced-energy.com. The Audit and Finance Committee is responsible for, among other things:

•	selecting Advanced Energy’s independent registered public accounting firm;

•	approving the scope, fees and results of the audit engagement;

•	determining the independence and evaluating the performance of Advanced Energy’s independent registered public accounting firm and internal auditors;

•	approving in advance, any audit and non-audit services and fees charged by the independent registered public accounting firm;

•	evaluating the comments made by the independent registered public accounting firm with respect to accounting procedures and internal controls and determining whether to bring such comments to the attention of Advanced Energy’s management;

•	reviewing the internal accounting procedures and controls with Advanced Energy’s financial and accounting staff and approving any significant changes;

•	reviewing and approving related party transactions; and

•	establishing and maintaining procedures for, and a policy of, open access to the members of the Audit and Finance Committee by the employees of and consultants to Advanced Energy to enable the employees and consultants to bring to the attention of the Audit and Finance Committee concerns held by such employees and consultants regarding the financial reporting of the corporation, and to report potential misconduct to the Audit and Finance Committee.

The Audit and Finance Committee also conducts financial reviews with Advanced Energy’s independent registered public accounting firm prior to the release of financial information in the Company’s Forms 10-K and 10-Q.

Management has primary responsibility for Advanced Energy’s financial statements and the overall reporting process, including systems of internal controls. The independent registered public accounting firm audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of Advanced Energy in conformity with accounting principles generally accepted in the United States and discusses with the Audit and Finance Committee any issues they believe should be raised.

Report of the Audit and Finance Committee

The Audit and Finance Committee has reviewed Advanced Energy’s audited financial statements and met together and separately with both management and Grant Thornton LLP, the Company’s current independent registered public accounting firm to discuss Advanced Energy’s quarterly and annual financial statements and reports prior to issuance. In addition, the Audit and Finance Committee has discussed with the independent registered public accounting firm the matters outlined in Statement on Auditing Standards No. 61 (Communication

with Audit Committees) to the extent applicable and received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit and Finance Committee has also discussed with the independent registered public accounting firm their independence.

Based on its review and discussion of the foregoing matters and information, the Audit and Finance Committee recommended to the Board of Directors that the audited financial statements be included in Advanced Energy’s 2007 Annual Report on Form 10-K. The Audit and Finance Committee has recommended the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2008, subject to shareholder approval.

The Audit and Finance Committee
Richard P. Beck, Chairman
Thomas M. Rohrs
Trung T. Doan

Corporate Governance and Nominations Committee

Composition and Meetings

The Corporate Governance and Nominations Committee consists of Messrs. Beck (Chairman), Spedden, Doan and Dr. Posner. Prior to October 26, 2007, Mr. Bronson was also a member of the Corporate Governance and Nominations Committee. Each of the members of the Corporate Governance and Nominations Committee is an “independent director” within the meaning of Rule 4200(a)(15) under the Marketplace Rules of the Nasdaq Stock Market. The Corporate Governance and Nominations Committee met four times in 2007.

Corporate Governance and Nominations Committee Charter and Responsibilities

The Corporate Governance and Nominations Committee is governed by a written charter and Corporate Governance Guidelines that are available on our website at www.advanced-energy.com.

The Corporate Governance and Nominations Committee is responsible for:

•	ensuring that a majority of the directors will be independent;

•	establishing qualifications and standards to serve as a director;

•	identifying and recommending individuals qualified to become directors;

•	considering any candidates recommended by stockholders;

•	determining the appropriate size and composition of the Board;

•	ensuring that the independent directors meet in executive session quarterly;

•	reviewing other directorships, positions and other business and personal relationships of directors and candidates for conflicts of interest, effect on independence, ability to commit sufficient time and attention to the Board and other suitability criteria; sponsoring and overseeing performance evaluations for the Board as a whole, conducting director peer evaluations, coordinating evaluations of the other committees with the other committees chairpersons;

•	developing and reviewing periodically, at least annually, the corporate governance policies and guidelines of Advanced Energy, and recommending any changes to the Board; and

•	considering any other corporate governance issues that arise from time to time and referring them to the Board. If the Board requests, the Corporate Governance and Nominations Committee will develop appropriate recommendations to the Board.

Director Nominations

The Corporate Governance and Nominating Committee of the Board considers candidates for director nominees proposed by directors and stockholders. This committee may retain recruiting professionals to assist in identifying and evaluating candidates for director nominees. As set forth in the Company’s Guidelines, the Corporate Governance and Nominating Committee strives for a mix of skills and diverse perspectives (functional, cultural and geographic) that is effective for the Board. Every effort is made to complement and supplement skills within the existing Board and strengthen any identified insufficiencies. In selecting the nominees, the Board assesses the independence, character and acumen of candidates and endeavors to collectively establish a number of areas of core competency of the Board, including at a minimum whether a candidate possesses sufficient business judgment, management, accounting and finance, industry and technology knowledge, understanding of manufacturing, leadership, strategic vision, and knowledge of international markets and marketing. Additional criteria include a candidate’s personal and professional ethics, integrity and values, as well as his or her willingness to devote sufficient time to prepare for and attend meetings and participate effectively on the Board.

The Corporate Governance and Nominating Committee of the Board evaluates and interviews potential board candidates. All members of the Board may interview the final candidates. The Corporate Governance and Nominating Committee will consider nominations by stockholders. The same identifying and evaluating procedures apply to all candidates for director nomination, including candidates submitted by stockholders.

The Corporate Governance and Nominations Committee will consider any and all director candidates recommended by our stockholders. If you are a stockholder and wish to recommend a candidate for nomination to the Board of Directors, you should submit your recommendation in writing to the Corporate Governance and Nominations Committee, in care of the Secretary of Advanced Energy at 1625 Sharp Point Drive, Fort Collins, Colorado 80525. Your recommendation should include your name and address, the number of shares of Advanced Energy common stock that you own, the name of the person you recommend for nomination, the reasons for your recommendation, a summary of the person’s business history and other qualifications as a director of Advanced Energy and whether such person has agreed to serve, if elected, as a director of Advanced Energy. Please also see the information under “Proposals of Stockholders” on page 35 of this proxy statement.

The Corporate Governance and Nominations Committee will apply the same processes and criteria in evaluating director candidates recommended by stockholders as it applies in evaluating director candidates recommended by directors, members of management or any other person.

Compensation Committee

Composition and Meetings

The Compensation Committee consists of Mr. Spedden (Chairman), Messrs. Rohrs and Doan, and Dr. Posner. Each of the members of the Compensation Committee is a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, an “outside director” within the meaning of Section 162(m) under the Internal Revenue Code and an “independent director” within the meaning of Rule 4200(a)(15) of the Marketplace Rules of the Nasdaq Stock Market. The Compensation Committee met two times in 2007.

Committee Charter and Responsibilities

The Compensation Committee is governed by a written charter, which is available on our website at www.advanced-energy.com. The Compensation Committee is responsible for recommending salaries, incentives and other compensation for directors and officers of Advanced Energy, administering Advanced Energy’s incentive compensation and benefit plans and recommending to the Board of Directors policies relating to such compensation and benefit plans. The Compensation Committee has also from time to time retained an independent compensation consultant to assist and advise the Compensation Committee in fulfilling these responsibilities.

PROPOSAL NO. 2

ADOPTION OF 2008 OMNIBUS INCENTIVE PLAN

This section provides a summary of the terms of the 2008 Omnibus Incentive Plan and the proposal to approve the plan.

The Board of Directors approved the 2008 Omnibus Incentive Plan on February 15, 2008, subject to approval from our shareholders at this meeting. We are asking our shareholders to approve our 2008 Omnibus Incentive Plan as we believe that approval of the plan is essential to our continued success. The purpose of the 2008 Omnibus Incentive Plan is to attract and to encourage the continued employment and service of, and maximum efforts by, officers, key employees and other key individuals by offering those persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. In the judgment of the Board of Directors, an initial or increased grant under the 2008 Omnibus Incentive Plan will be a valuable incentive and will serve to the ultimate benefit of shareholders by aligning more closely the interests of 2008 Omnibus Incentive Plan participants with those of our shareholders.

On the Record Date, the number of shares of Common Stock reserved for issuance under the 2008 Omnibus Incentive Plan was equal to the sum of three million, five hundred thousand (3,500,000) shares of Common Stock plus any shares of Common Stock available for grant (including shares which become available due to forfeitures of outstanding options or other awards) under the Advanced Energy Industries, Inc. 2003 Stock Option Plan (the “2003 Plan”) and the Advanced Energy Industries, Inc. Amended and Restated 2003 Non-Employee Directors’ Stock Option Plan, amended and restated February 15, 2006 (the “Directors Plan”) (collectively, the “Prior Plans”) to the extent that such shares would again be available for issuance under the terms of the applicable Prior Plan. On the Record Date, the closing price of our Common Stock was $13.29 per share. There are currently no participants in the 2008 Omnibus Incentive Plan. Because participation and the types of awards under the 2008 Omnibus Incentive Plan are subject to the discretion of the Compensation Committee, the benefits or amounts that will be received by any participant or groups of participants if the 2008 Omnibus Incentive Plan is approved are not currently determinable. On the Record Date, there were approximately three executive officers, seventeen hundred employees and six directors of the Company and its subsidiaries who were eligible to participate in the 2008 Omnibus Incentive Plan.

Unless otherwise indicated, properly executed proxies will be voted in favor of Proposal No. 2 to approve the 2008 Omnibus Incentive Plan.

The Board of Directors recommends that shareholders vote “FOR” the approval of the 2008 Omnibus Incentive Plan. Description of the Plan

A description of the provisions of the 2008 Omnibus Incentive Plan is set forth below. This summary is qualified in its entirety by the detailed provisions of the 2008 Omnibus Incentive Plan, a copy of which is attached as Appendix A to this proxy statement.

Administration.  The 2008 Omnibus Incentive Plan is administered by the Compensation Committee of the Board of Directors. Subject to the terms of the plan, the Compensation Committee may select participants to receive awards, determine the types of awards and terms and conditions of awards, and interpret provisions of the plan. Members of the Compensation Committee serve at the pleasure of the Board of Directors.

Common Stock Reserved for Issuance under the Plan.  The Common Stock issued or to be issued under the 2008 Omnibus Incentive Plan consists of authorized but unissued shares and treasury shares. Shares covered by awards under a Prior Plan that are not purchased or are forfeited or expire, or otherwise terminate without delivery of any shares subject thereto will be available under the 2008 Omnibus Incentive Plan to the extent such shares would again be available for issuance under the applicable Prior Plan. If any shares covered by an award are not purchased or are forfeited, or if an award otherwise terminates without delivery of any Common Stock, then the number of shares of Common Stock counted against the aggregate number of shares available under the plan with respect to the award will, to the extent of any such forfeiture or termination, again be available for making awards under the 2008 Omnibus Incentive Plan.

Eligibility.  Awards may be made under the 2008 Omnibus Incentive Plan to employees of or consultants to the Company or any of our affiliates, including any such employee who is an officer or director of us or of any affiliate, and to any other individual whose participation in the plan is determined to be in the best interests of the Company by the Board of Directors.

Amendment or Termination of the Plan.  The Board of Directors may terminate or amend the plan at any time and for any reason. The 2008 Omnibus Incentive Plan shall terminate in any event ten years after its effective date. Amendments will be submitted for shareholder approval to the extent required by the Internal Revenue Code or other applicable laws, rules or regulations.

Awards.  The Compensation Committee may award:

•	options to purchase shares of Common Stock.

•	stock units, which are Common Stock units subject to restrictions.

•	dividend equivalent rights, which are rights entitling the recipient to receive credits for dividends that would be paid if the recipient had held a specified number of shares of Common Stock.

•	stock appreciation rights, which are a right to receive a number of shares or, in the discretion of the Compensation Committee, an amount in cash or a combination of shares and cash, based on the increase in the fair market value of the shares underlying the right during a stated period specified by the Compensation Committee.

•	performance and annual incentive awards, ultimately payable in Common Stock or cash, as determined by the Compensation Committee. The Compensation Committee may grant multi-year and annual incentive awards subject to achievement of specified goals tied to business criteria (described below). The Compensation Committee may specify the amount of the incentive award as a percentage of these business criteria, a percentage in excess of a threshold amount or as another amount which need not bear a strictly mathematical relationship to these business criteria. The Compensation Committee may modify, amend or adjust the terms of each award and performance goal. Awards to individuals who are covered under Section 162(m) of the Internal Revenue Code, or who the Compensation Committee designates as likely to be covered in the future, will comply with the requirement that payments to such employees qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code to the extent that the Compensation Committee so designates. Such employees include the chief executive officer and the three highest compensated executive officers (other than the chief executive officer and chief financial officer) determined at the end of each year (the “covered employees”).

•	other stock-based awards, which are any rights not previously described in the plan and is an award denominated or payable in, value in whole or in part by reference to, otherwise based on or related to shares.

Options.  The 2008 Omnibus Incentive Plan permits the granting of options to purchase shares of Common Stock intended to qualify as incentive stock options under the Internal Revenue Code and stock options that do not qualify as incentive stock options.

The exercise price of each stock option may not be less than 100% of the fair market value of our Common Stock on the date of grant. The fair market value is generally determined as the closing price of the Common Stock on the grant date or other determination date. In the case of certain 10% shareholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of the Common Stock on the date of grant. An exception to these requirements is made for options that the Company grants in substitution for options held by employees of companies that the Company acquires. In such a case the exercise price is adjusted to preserve the economic value of the employee’s stock option from his or her former employer.

The term of each stock option is fixed by the Compensation Committee and may not exceed 10 years from the date of grant. The Compensation Committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments. The exercisability of options may be accelerated by the Compensation Committee.

In general, an optionee may pay the exercise price of an option by cash, by tendering shares of Common Stock, or by means of a broker-assisted cashless exercise.

Stock options granted under the 2008 Omnibus Incentive Plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution. However, the Company may permit limited transfers of non-qualified options for the benefit of immediate family members of grantees to help with estate planning concerns.

Effect of Certain Corporate Transactions.  Certain change of control transactions involving us, such as a sale of the Company, may cause awards granted under the 2008 Omnibus Incentive Plan to vest, unless the awards are continued or substituted for in connection with the change of control transaction.

Adjustments for Stock Dividends and Similar Events.  The Compensation Committee will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the 2008 Omnibus Incentive Plan, including the individual limitations on awards, to reflect stock splits and other similar events.

Section 162(m) of the Internal Revenue Code.  Section 162(m) of the Internal Revenue Code limits publicly-held companies such as the Company to an annual deduction for federal income tax purposes of $1 million for compensation paid to their covered employees. However, performance-based compensation is excluded from this limitation. The 2008 Omnibus Incentive Plan is designed to permit the Compensation Committee to grant stock options and stock appreciation rights that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

To qualify as performance-based:

(i) the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;

(ii) the performance goal under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as outside directors for purposes of the exception;

(iii) the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by shareholders of the corporation before payment is made in a separate vote; and

(iv) the compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

In the case of compensation attributable to stock options, the performance goal requirement (summarized in (i) above) is deemed satisfied, and the certification requirement (summarized in (iv) above) is inapplicable, if the grant or award is made by the compensation committee; the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and under the terms of the option, the amount of compensation is based solely on an increase in the value of the Common Stock after the date of grant.

Under the 2008 Omnibus Incentive Plan, one or more of the following business criteria, on a consolidated basis, and/or with respect to specified subsidiaries or business units (except with respect to the total shareholder return and earnings per share criteria), are used exclusively by the Compensation Committee in establishing performance goals:

•	net earnings or net income;

•	operating earnings;

•	pretax earnings;

•	earnings per share;

•	share price, including growth measures and total stockholder return;

•	earnings before interest and taxes;

•	earnings before interest, taxes, depreciation and/or amortization;

•	sales or revenue growth, whether in general, by type of product or service, or by type of customer;

•	gross or operating margins;

•	return measures, including return on assets, capital, investment, equity, sales or revenue;

•	cash flow, including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment;

•	productivity ratios;

•	expense targets;

•	market share;

•	financial ratios;

•	working capital targets;

•	completion of acquisitions of business or companies;

•	completion of divestitures and asset sales; and

•	any one or a combination of any of the foregoing business criteria.

The maximum number of shares of Common Stock subject to options or stock appreciation rights that can be awarded under the 2008 Omnibus Incentive Plan to any person is five hundred twenty-five thousand (525,000) per year. The maximum number of shares of Common Stock that can be awarded under the 2008 Omnibus Incentive Plan to any person, other than pursuant to an option or stock appreciation rights, is five hundred twenty-five thousand (525,000).

Federal Income Tax Consequences

Incentive Stock Options.  The grant of an option will not be a taxable event for the grantee or for the Company. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our Common Stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of Common Stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of our subsidiary from the date the option is granted through a date within three months before the date of exercise of the option.

If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the Common Stock in an amount generally equal to the excess of the fair market value of the Common Stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to our compliance with Section 162(m) of the Internal Revenue Code and to certain reporting requirements.

Non-Qualified Options.  The grant of an option will not be a taxable event for the grantee or the Company. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of Common Stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time the grantee recognizes ordinary income.

A grantee who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the non-qualified stock option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of Common Stock will be the fair market value of the shares of Common Stock on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee’s estate for estate tax purposes.

In the event a grantee transfers a non-qualified stock option to his or her ex-spouse incident to the grantee’s divorce, neither the grantee nor the ex-spouse will recognize any taxable income at the time of the transfer. In general, a transfer is made “incident to divorce” if the transfer occurs within one year after the marriage ends or if it is related to the end of the marriage (for example, if the transfer is made pursuant to a divorce order or settlement agreement). Upon the subsequent exercise of such option by the ex-spouse, the ex-spouse will recognize taxable income in an amount equal to the difference between the exercise price and the fair market value of the shares of Common Stock at the time of exercise. Any distribution to the ex-spouse as a result of the exercise of the option will be subject to employment and income tax withholding at this time.

Restricted Stock.  A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of Common Stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the Common Stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the Common Stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and dividends paid while the Common Stock is subject to restrictions will be subject to withholding taxes. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Stock Units.  There are no immediate tax consequences of receiving an award of stock units under the 2008 Omnibus Incentive Plan. A grantee who is awarded stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Dividend Equivalent Rights.  Participants who receive dividend equivalent rights will be required to recognize ordinary income in an amount distributed to the grantee pursuant to the award. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Stock Appreciation Rights.  There are no immediate tax consequences of receiving an award of stock appreciation rights that is settled in Common Stock under the 2008 Omnibus Incentive Plan. Upon exercising a stock appreciation right that is settled in Common Stock, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. The Company does not currently intend to grant cash-settled stock appreciation rights. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Performance and Annual Incentive Awards.  The award of a performance or annual incentive award will have no federal income tax consequences for us or for the grantee. The payment of the award is taxable to a grantee as ordinary income. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Unrestricted Common Stock.  Participants who are awarded unrestricted Common Stock will be required to recognize ordinary income in an amount equal to the fair market value of the shares of Common Stock on the date of the award, reduced by the amount, if any, paid for such shares. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Section 280(G).  To the extent payments which are contingent on a change in control are determined to exceed certain Code limitations, they may be subject to a 20% nondeductible excise tax and the Company’s deduction with respect to the associated compensation expense may be disallowed in whole or in part.

Section 409A.  The Company intends for awards granted under the plan to comply with Section 409A of the Code. To the extent a grantee would be subject to the additional 20% excise tax imposed on certain nonqualified deferred compensation plans as a result of a provision of an award under the plan, the provision will be deemed amended to the minimum extent necessary to avoid application of the 20% excise tax.

Disclosure with Respect to the Company’s Equity Compensation Plans

The Company maintains the Prior Plans and the Employee Stock Purchase Plan (the “ESPP”) pursuant to which it may grant equity awards to eligible persons. If the 2008 Omnibus Plan is approved by shareholders, no further grants of equity awards will be made under the Prior Plans.

The following table gives information about equity awards under the Prior Plans and the ESPP. The table does not include information about the proposed 2008 Omnibus Plan:

Number of
Securities
Remaining Available
for Future Issuance
Under Equity
Compensation Plans
	Number of Securities to	Weighted-Average	(Excluding
	be Issued Upon Exercise	Exercise Price of	Securities
	of Outstanding Options,	Outstanding Options,	Reflected in Column
Plan category	Warrants and Rights	Warrants and Rights	(a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders [1]	2.1 million	$19.48	4.5 million

[1]	Consists of 3 Plans.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On February 15, 2008, the Audit and Finance Committee approved the continued appointment of Grant Thornton LLP for 2008 as the Company’s independent registered public accounting firm. If the stockholders fail to ratify the appointment of Grant Thornton LLP, the Audit and Finance Committee will reconsider its selection. Even if the selection is ratified, the Audit and Finance Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit and Finance Committee feels that such a change would be in the best interests of Advanced Energy and our stockholders.

A representative of Grant Thornton LLP is expected to be present at the meeting and will have an opportunity to make a statement if he or she so desires. Moreover, the representative is expected to be available to respond to appropriate questions from the stockholders.

Audit Fees

For the fiscal years ended December 31, 2007 and 2006, fees billed by Grant Thornton LLP for professional services consisted of audit fees and were $1,211,300 and $1,018,714, respectively. Audit fees were for professional services rendered for the audit of Advanced Energy’s consolidated financial statements and internal controls over financial reporting, review of interim financial statements and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

The Audit and Finance Committee approved all services provided by Grant Thornton LLP during 2007.

Required Vote

Ratification of the appointment of Grant Thornton LLP as the independent registered public accounting firm for Advanced Energy for 2008 requires the affirmative (FOR) vote of a majority of the shares of common stock cast on the matter. For purposes of determining the number of votes cast on the matter, only those cast “For” or “Against” are included. Abstentions and broker non-votes are not included.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Grant Thornton LLP as Advanced Energy’s independent registered public accounting firm.

OWNERSHIP

The following table sets forth the beneficial ownership of Advanced Energy common stock as of March 17, 2008 by:

•	each person known to us to beneficially own more than 5% of the outstanding common stock;

•	each director and nominee for director;

•	each named executive officer identified on page 27; and

•	the current directors and executive officers as a group.

Name of Stockholder	Shares Beneficially Owned		Percent Owned

Douglas S. Schatz, Chairman of the Board of Directors	9,491,534	(1,2,7)	21.8%
T. Rowe Price Associates, Inc.	3,421,750	(3)	7.5%
Royce & Associates, LLC	2,903,167	(4)	6.4%
The Bank of New York Mellon Corporation	2,866,324	(5)	6.3%
Richard P. Beck, Director	59,074	(2,6,7)	*
Hans Georg Betz, Director, Chief Executive Officer and President	172,838	(2,6)	*
Joseph R. Bronson, Director(11)	24,500	(2,6)	*
Trung T. Doan, Director	19,500	(2,6,7)	*
Barry Z. Posner, Director	25,500	(2,6,7)	*
Thomas M. Rohrs, Director	5,250	(6,7)	*
Elwood Spedden, Director	33,000	(2,6,7)	*
Charles S. Rhoades, Chief Operating Officer	209,861.5	(2,6,8)	*
Lawrence D. Firestone, Executive Vice President and Chief Financial Officer	29,376	(2)	*
Yuval Wasserman, Executive VP, Sales, Service & Marketing	0		*
Edward C. Grady, Director Nominee	0		*
All current executive officers and directors, as a group (11 persons)	10,070,433.5	(7,9,10)	23.2%

*	Less than 1% of the outstanding shares of our common stock.

(1)	Includes 9,080,995 shares held by the family trust of Mr. Schatz and his wife, and 210,000 shares held by a charitable foundation of which Mr. Schatz and members of his immediate family are the trustees. Mr. Schatz may be deemed to share with the other trustees voting and dispositive power with respect to the charitable foundation’s 210,000 shares. Mr. Schatz disclaims beneficial ownership of the 210,000 shares held by the charitable foundation. Mr. Schatz’s address is c/o Advanced Energy Industries, Inc., 1625 Sharp Point Drive, Fort Collins, Colorado 80525.

(2)	Includes beneficial ownership of the following numbers of shares that may be acquired within 60 days of March 17, 2008 pursuant to stock options granted or assumed by Advanced Energy:

• Douglas S. Schatz	200,539
• Richard P. Beck	22,500
• Hans Georg Betz	155,000
• Joseph R. Bronson	5,000
• Trung T. Doan	15,000
• Barry Z. Posner	20,000
• Elwood Spedden	27,500
• Charles S. Rhoades	189,160
• Lawrence D. Firestone	29,376

(3)	Information as to the amount and nature of beneficial ownership was obtained from the Schedule 13G filed with the SEC on February 13, 2008 by T. Rowe Price Associates, Inc. reports dispositive power over 3,421,750 shares, or 7.5%. The address for T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

(4)	Information as to the amount and nature of beneficial ownership was obtained from the Schedule 13G filed with the SEC on January 25, 2008 by Royce & Associates, LLC reports dispositive power over 2,903,167 shares, or 6.4%. The address for Royce & Associates, LLC is 1414 Avenue of the Americas, New York, New York 10019.

(5)	Information as to the amount and nature of beneficial ownership was obtained from the Schedule 13G filed with the SEC on February 14, 2008 by The Bank of New York Mellon Corporation reports dispositive power over 2,866,324 shares, or 6.3%. The address for The Bank of New York Mellon Corporation is One Wall Street, 31st Floor, New York, New York 10286.

(6)	Includes beneficial ownership of the following numbers of shares that will be acquired within 60 days of March 17, 2008 pursuant to stock awards (also called “restricted stock units”) or assumed by Advanced Energy:

• Richard P. Beck	4,000
• Hans Georg Betz	7,500
• Joseph R. Bronson	4,000
• Trung T. Doan	4,000
• Barry Z. Posner	4,000
• Thomas M. Rohrs	4,000
• Elwood Spedden	4,000
• Charles S. Rhoades	5,625

(7)	The shares reported in the table do not include awards which will be granted to each non-employee director, if such person is re-elected or initially elected to the Board of Directors at the annual meeting.

(8)	The shares reported in the table include 10,000 shares owned indirectly by a trust for the benefit of Mr. Rhoades’ siblings. Mr. Rhoades is the trustee of such trust.

(9)	The shares reported in the table include 664,075 shares that the 11 executive officers and directors collectively have the right to acquire within 60 days of March 17, 2008 pursuant to stock options granted by Advanced Energy.

(10)	The shares reported in the table include 37,125 shares that the 11 executive officers and directors collectively will acquire within 60 days of March 17, 2008 pursuant to stock awards granted by Advanced Energy.

(11)	Mr. Bronson resigned as a director effective October 26, 2007.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

Our Company’s long-term success depends on our ability to fulfill the expectations of our customers in a competitive environment and deliver value to shareholders. To achieve these goals, it is critical that we be able to attract, motivate, and retain highly talented individuals at all levels of the organization who are committed to the Company’s values and objectives.

The Company’s executive compensation programs are based on the same objectives that guide the Company in establishing all of its compensation programs:

•	Compensation should be based on the level of job responsibility, individual performance, and Company performance. As employees progress to higher levels in the organization, an increasing proportion of their pay should be linked to Company performance and shareholder returns because those employees are more able to affect the Company’s results.

•	Compensation should reflect the value of the job in the marketplace. To attract and retain a highly skilled work force, we must remain competitive with the pay of other premier employers who compete with us for talent.

•	Compensation should reward performance. Our programs should deliver top-tier compensation for top-tier individual performance and Company success, and should deliver correspondingly lower compensation where performance falls short of expectations. In addition, objectives of pay-for-performance and retention must be balanced.

•	Compensation should foster the long-term focus required for the Company’s success. While many Company employees receive a mix of both annual and longer-term incentives, employees at higher levels have an increasing proportion of their compensation tied to longer-term performance because they are in a greater position to influence longer-term results.

•	To be effective, employees must be able to understand how performance-based compensation programs affect their pay, both directly through individual performance accomplishments and indirectly through the Company’s achievement of its strategic and operational goals.

•	While compensation programs and individual pay levels will always reflect differences in job responsibilities, geographies, and marketplace considerations, the overall structure of the compensation and benefit programs should be broadly similar and egalitarian across the organization.

Overview of Compensation Program

The Compensation Committee

The Compensation Committee of the Board has responsibility for establishing, implementing and monitoring adherence with the Company’s compensation philosophy. The Compensation Committee strives to develop and maintain competitive, progressive programs that attract, retain and motivate high-caliber executives, foster teamwork and maximize the long-term success of Advanced Energy by appropriately rewarding individuals for their achievements. We believe that the total compensation of executives should be based on both individual performance and the Company’s operating results. As a result, our executive compensation program includes cash bonuses and equity-based incentives in addition to base salary.

In 2007, the Compensation Committee consisted of Mr. Spedden (Chairman), Messrs. Rohrs and Doan, and Dr. Posner. Each of the members of the Compensation Committee is a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, an “outside director” within the meaning of Section 162(m) under the Internal Revenue Code and an “independent director” within the meaning of Rule 4200(a)(15) of the Marketplace Rules of the Nasdaq Stock Market. The Compensation Committee met two times in 2007.

The Compensation Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by the Company, and that aligns interests of executives with those of the stockholders by rewarding performance above established goals, with the ultimate objectives of exceeding corporate expectations and improving stockholder value. The Compensation Committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain superior employees in key positions and that each element of compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies.

On occasion, the Compensation Committee meets with the Company’s Chief Executive Officer and other senior executives in order to obtain recommendations with respect to the Company’s compensation programs and practices for executives and other employees. With support from market compensation data, management makes recommendations to the Compensation Committee on the base salaries, bonus targets and equity compensation for the executive team and other employees. The Compensation Committee considers, but is not bound by and does not always accept, management’s recommendations with respect to executive compensation.

While management attends certain meetings of the Compensation Committee, the Compensation Committee also regularly holds executive sessions not attended by any members of management or by non-independent directors. The Compensation Committee makes all compensation decisions for the executive officers and approves recommendations regarding equity awards to all officers of the Company. The Chief Executive Officer annually reviews the performance of each executive officer (other than his own, whose performance is reviewed by the Compensation Committee in executive session). The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual stock options or other equity award amounts, are presented to the Compensation Committee. The Compensation Committee can, and for 2007 did, exercise its discretion in modifying those recommended awards.

The Compensation Committee has the authority to engage its own independent advisors to assist in making determinations with respect to the compensation of executives and other employees. The Compensation Committee engaged Compensation Strategies in 2007 to provide updated market data regarding the compensation practices of Advanced Energy’s peer companies along with comparisons of the Company’s practices with respect to best practices within the industry. Compensation Strategies, Inc. has not provided any other services to the Company and has received no compensation other than with respect to the services provided to the Compensation Committee.

Benchmarking

In making compensation decisions, the Compensation Committee compares compensation paid to executives of a peer group of companies. The peer group typically includes a range of companies with which the Compensation Committee believes the Company competes for talent or from which the Company is likely to recruit talent. For 2007, the Compensation Committee considered major high technology competitors for executive talent and companies of a size and scope at least similar to that of Advanced Energy as measured by market capitalization, revenue, net income and total shareholder return, and as appropriately size-adjusted. For 2007, the companies comprising this group of peer companies (the “Compensation Peer Group”) were:

Applied Materials, Inc.	Cymer	Novellus Systems., Inc.
Asyst Techs., Inc.	Entegris, Inc	Photon Dynamics, Inc.
Atmi, Inc.	FSI Int’l, Inc.	Photronics, Inc.
Axcelis Techs., Inc.	KLA-Tencor Corp.	Rudolph Techs., Inc.
Brooks Automation, Inc.	LAM Research Corp.	Ultratech, Inc.
Cognex Corp.	Mattson Tech., Inc.	Varian Semiconductor Equipment Associates.
Coherent, Inc.	MKS Instruments, Inc.	Veeco Instruments, Inc.
Credence Systems Corp.

To assist in the benchmarking process, the Compensation Committee in 2007 specifically requested that Compensation Strategies conduct reviews of the Company’s total compensation program for officers and directors of the Company as well as for other senior managers and executives as compared to the Compensation Peer Group. Compensation Strategies provided the Compensation Committee with relevant market data, competitive assessments of the Company’s compensation practices compared to those of the Compensation Peer Group, and alternatives to consider when making compensation decisions for the executive officers of the Company.

Components of Executive Compensation

For the fiscal year ended December 31, 2007, the principal components of compensation for named executive officers were: (1) Base Salary, (2) Performance-Based Incentive Compensation, (3) Long-Term Equity Incentive Compensation, (4) Personal Benefits and Perquisites, and (5) Other Compensation. As discussed below, in determining the relative allocation among each element of compensation for each named executive officer, the Compensation Committee considers the data of the Compensation Peer Group and makes a determination based on its desire to offer comparable mix of compensation, individual circumstances of each executive and its own judgment of the appropriate balance of cash and equity, and short- and long-term, compensation it believes will reward superior performance and foster achievement of our strategic goals.

Base Salary

The Company provides executive officers and other employees with a base salary to compensate for services rendered during the fiscal year. Base salaries are set at levels sufficient to attract and retain highly talented executives capable of fulfilling the Company’s key objectives while encouraging the executives to strive for performance-based and long-term incentives in addition to their base salaries. Salary levels are typically considered annually as part of the Company’s performance review process as well as upon a promotion or other change in job responsibility.

Base salaries in 2007 for the executive officers as shown on the Summary Compensation Table were set between the 40th and 60th percentile of the salaries paid to executive officers in comparable positions as reported by the Compensation Peer Group. In fixing the base salary of each executive, including any merit increase awarded over the prior year, the Compensation Committee also considered individual performance of the executive, including the executive’s future potential and the scope of his or her responsibilities and experience; an internal review of the executive’s current total compensation, both individually and relative to other executive officers; and financial performance of the Company during the prior year.

Performance-Based Incentive Compensation

The Company provides executive officers and other employees with annual cash incentive bonuses linked to specific, near-term goals. The Company provides this element of compensation to executives to motivate superior performance and results during the fiscal year, including the achievement of key strategic initiatives and operating results beyond normal and acceptable expectations.

In 2007, the executive officers, including the Chief Executive Officer, were eligible to participate in incentive awards to be distributed from a bonus pool based upon the Company’s operating results in 2007. Under the bonus plan, the Company funded a bonus pool equal to 10% of the Company’s 2007 operating income, plus stock-based compensation expense, provided that 2007 annual revenue was at least $320 million and post-bonus operating income was at least 10%. Based on this formula, the funded bonus pool amount for 2007 was $5.296 million.

Individual participants were eligible for bonuses under the plan based upon each participant’s pre-established target bonus, accomplishment of specific individual performance objectives determined by the Compensation Committee upon recommendation of management, overall individual performance, other elements of the individual’s compensation, and consideration of the total size of the bonus pool. While base salaries are set to be centered at the 50th percentile as compared to those for comparable positions as reported by the Compensation Peer Group, the Compensation Committee targets incentive compensation at approximately the 65th percentile in order to provide higher incentive compensation opportunity and reward exceptional goal achievement, thereby allowing total compensation to be more competitive as a whole while taking into account business cyclicality. Target bonuses for executives in 2007 were:

•	Chief Executive Officer — 70% of base salary

•	Executive Vice Presidents including Chief Operating Officer and Chief Financial Officer — 50% of base salary

Individual performance objectives applicable to the participants were set based upon profitability, growth, quality or other goals that would exceed performance expectations under the Company’s 2007 annual operating plan. Individual performance objectives were set to reward exceptional individual performance with bonus modifiers based on the individual’s performance above target amounts, up to a maximum of 150% of such participant’s target bonus. In accordance with the goal of retaining key talent, an executive was required to remain an employee for the entire fiscal year to be eligible for any award under the incentive bonus plan.

In February 2008, the Compensation Committee awarded cash bonuses to the executive officers and to eligible employees based upon results of operations in the full year 2007. After consideration of the performance goals set for Dr. Betz for 2007 and the difficulty of achieving such goals, the Compensation Committee awarded to Dr. Betz for the year 2007 an individual performance modifier of 0.95 to his target bonus amount of 70% of base salary in view of Dr. Betz’s efforts and the Company’s 2007 financial performance as compared to its annual operating targets. With the performance modifier of 0.95, Dr. Betz’s incentive award earned under the bonus plan was $239,302.89.

The Compensation Committee approved management’s recommendation that Mr. Firestone be awarded an individual performance modifier of 1.25 in recognition of his achievement of marked efficiency improvements, workforce alignments, and cost savings in the Company’s G&A functions, which significantly exceeded the performance targets set for Mr. Firestone in 2007 and which required exceptional effort to achieve. With the performance modifier of 1.25 to his target bonus amount of 50% of base salary, Mr. Firestone’s incentive award earned under the bonus plan was $115,695.69. The Compensation Committee also approved management’s recommendation that Mr. Wasserman be awarded an individual performance modifier of 1.25 in recognition of his implementation of substantial improvements ahead of schedule in the Company’s sales and marketing processes and infrastructure, which significantly exceeded the performance targets set for Mr. Wasserman in 2007. With the performance modifier of 1.25 to his target bonus amount of 50% of base salary, Mr. Wasserman’s incentive award earned under the bonus plan (as prorated for term of service) was $34,685.96.

On December 31, 2007, Mr. Rhoades tendered his resignation of employment with the company under terms of a separation agreement under which Mr. Rhoades would continue to serve in his capacity as Chief Operating Officer for a transition period of up to 6 months. The Compensation Committee approved the terms of the separation agreement, including the award of an individual performance modifier of 1.00 for purposes of computing the incentive award due to Mr. Rhoades under the 2007 bonus plan, such award being consistent with the terms of the executive change in control and severance agreement in place with Mr. Rhoades. With the performance modifier of 1.00 to his target bonus amount of 50% of base salary, Mr. Rhoades’ incentive award earned under the bonus plan was $116,131.76.

Long-Term Equity Incentive Compensation

The Company provides executive officers and other employees with long-term equity incentives. In 2007, these incentives were provided in the form of stock options and restricted stock units that vest over a period of time, typically four years. The Company provides this element of compensation to executives in order to align their interests with those of the Company’s shareholders and focus their attention on the long-term performance of the company.

Equity-based incentives are granted under the Company’s stockholder-approved 2003 Stock Option Plan, as amended January 31, 2005 and February 21, 2007. The Compensation Committee has granted equity awards at its scheduled meetings or by unanimous written consent, and the grants become effective and are priced based on the closing price on the date of such approval. All stock option grants have a per share exercise price equal to the fair market value of the Company’s common stock on the grant date. The grant dates of equity compensation awards to executives are not set in anticipation of the release of material non-public information that is likely to result in changes to the price of the Company’s stock.

The number of options granted to each executive officer in 2007 as shown on the Summary Compensation Table was based upon a review by the Compensation Committee of each executive officer’s base salary, bonus potential, and individual performance and accomplishments, with the result in each case aimed at achieving total equity compensation between the 60th and 70th percentile of the total equity compensation paid to executive officers in comparable positions as reported by the Compensation Peer Group, based upon data contained in market research commissioned by the Compensation Committee in 2006. The Compensation Committee determined that the amount of total executive equity-based compensation should be set at this level in order to emphasize the goals of retention and growth and to ensure strong alignment between executive performance and shareholder interests.

Personal Benefits and Perquisites

As U.S. employees, the executives were eligible to participate in health, welfare, and paid time off benefits, as offered to our U.S. workforce, designed to attract and retain its workforce in a competitive marketplace. These benefits help ensure that the Company has a healthy and focused workforce through reliable and competitive health and other personal benefits.

All U.S. employees of the Company, including the executive officers, are eligible to participate in the Company’s 401(k) savings plan and are eligible to receive matching contributions by the Company of 50 percent of the first 6 percent of compensation contributed to the plan by the employee.

Other Compensation

In 2007, the Company was a party to a change in control (“CIC”) agreement with each of the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, and the Executive Vice President of Sales, Service and Marketing. The CIC agreements provide each of these executives with severance payments and certain benefits in the event of a termination without Cause or other involuntary termination. The Company entered into the CIC agreements in order to keep management focused on the Company’s stated corporate objectives irrespective of whether the achievement of such objectives makes the Company attractive for acquisition, and to avoid the distraction and loss of key management that could occur in connection with a rumored or actual change in corporate control.

In the event of an executive’s termination without cause in the absence of an actual or pending change in control, the executive is entitled to receive: (a) all then accrued compensation and a pro-rata portion of executive’s target bonus for the year in which the termination is effected, (b) a lump sum payment equal to the executive’s then current annual base salary plus his or her target bonus for the year in which the termination is effected, (c) continuation of insurance and other benefits for 12 months following the date of termination, (d) an amount equal to the contributions that would have been made to the company’s retirement plans on behalf of executive, if the executive had continued to be employed for 12 months following the date of termination, and (e) reimbursement, up to $15,000, for outplacement services.

In the event of an executive’s termination without cause following an actual or during a pending change in control, the executive is entitled to receive: (a) all then accrued compensation and a pro-rata portion of executive’s target bonus for the year in which the termination is effected, (b) a lump sum payment equal to 1.75 times (i) the executive’s then current annual base salary plus (ii) his or her target bonus for the year in which the termination is effected, (c) continuation of insurance and other benefits for 21 months following the date of termination, (d) an amount equal to the contributions that would have been made to the company’s retirement plans on behalf of executive, if the executive had continued to be employed for 21 months following the date of termination, and (e) reimbursement, up to $15,000, for outplacement services. In addition, all stock options and other equity awards then held by the executive so terminated become fully vested and exercisable. See the table below entitled Potential Payments Upon Termination or Change in Control for more information about amounts payable under the CIC agreements and other post-termination compensation arrangements.

On December 17, 2007, the Company notified each of the executives that it was exercising its right to terminate the CIC agreements effective on March 29, 2008, the scheduled expiration date of the agreements, with the intent to consider whether and on what terms new agreements may be entered into in the future. The Company has since entered into new CIC agreements with the Chief Executive Officer, the Chief Financial Officer, and the Executive

Vice President of Sales, Service and Marketing. Under the new CIC agreements, effective March 29, 2008, in the event of an executive’s termination without cause following an actual or during a pending change in control, the executive is entitled to receive: (a) all then accrued compensation and a pro-rata portion of executive’s target bonus for the year in which the termination is effected, (b) a lump sum payment equal to the executive’s then current annual base salary plus his or her target bonus for the year in which the termination is effected (or in the case of the Chief Executive Officer, two times such amount), (c) continuation of insurance and other benefits for 18 months following the date of termination, (d) an amount equal to the contributions that would have been made to the company’s retirement plans on behalf of executive, if the executive had continued to be employed for 12 months following the date of termination, and (e) reimbursement, up to $15,000, for outplacement services. In addition, all stock options and other equity awards then held by the executive so terminated become fully vested and exercisable.

Tax and Accounting Implications

Section 162(m) of the Internal Revenue Code of 1986 generally limits to $1 million the corporate deduction for compensation paid to certain executive officers, unless the compensation is “performance-based” (as defined in Section 162(m)). Each of the Board of Directors and the Compensation Committee has carefully considered the potential impact of this limitation on executive compensation and has determined it to be in the best interests of Advanced Energy and the stockholders to seek to qualify as tax deductible virtually all executive compensation. The Board of Directors and the Compensation Committee also recognize the need to consider factors other than tax deductibility in making compensation decisions and thus reserve the flexibility to award compensation that is not necessarily performance-based. During 2007, Messrs. Betz and Rhoades had compensation in excess of $1,000,000. In approving their compensation, the Compensation Committee considered the non-deductibility of the excess compensation.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Mr. Spedden (Chairman), Messrs. Doan and Rohrs, and Dr. Posner. None of such directors is or has been an officer or employee of Advanced Energy, nor has any of such persons had a direct or indirect interest in any business transaction with Advanced Energy involving an amount in excess of $120,000 or any other interlock relationship required to be reported under the rules of the Securities and Exchange Commission.

During 2007, no executive officer of Advanced Energy served as a member of the board of directors or compensation committee of another company that has any executive officers or directors serving on Advanced Energy’s Board of Directors or its Compensation Committee.

Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in a document filed under the Securities Act or the Exchange Act

The Compensation Committee of the Board has reviewed and discussed with management the Compensation Discussion and Analysis for fiscal 2007. Based upon the review and discussions, the Compensation Committee recommended to the Board, and the Board has approved, that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for its 2008 Annual Meeting of Stockholders.

This report is submitted by the Compensation Committee.

Elwood Spedden, Chairman
Trung T. Doan
Barry Z. Posner
Thomas M. Rohrs

Management

Name	Age	Position	Principal Occupation and Business Experience

Hans Georg Betz	61	Chief Executive Officer	Dr. Hans Georg Betz joined the Board of Directors of Advanced Energy in July 2004. In August 2005, Dr. Betz became our Chief Executive Officer and President. Prior to August 2005, he served as chief executive officer of West Steag Partners GmbH, a German-based venture capital company focused on the high-technology industry. Previously, he was chief executive officer of STEAG Electronic Systems AG from 1996 to 2001 after having served as a member of its Management Board since 1992, and a managing director at Leybold AG from 1987 to 1992. Dr. Betz serves as a director of Mattson Technology, Inc., a publicly held supplier of advanced process equipment used to manufacture semiconductors, and serves as a member of its compensation committee.
Charles S. Rhoades	47	Executive Vice President and Chief Operating Officer	Charles S. Rhoades joined us in September 2002 as Senior Vice President and General Manager of Control Systems and Instrumentation; in November 2004 he was named Executive Vice President of Products and Operations. On December 19, 2005, Mr. Rhoades was appointed as Chief Operating Officer. From March 2000 to September 2002, Mr. Rhoades was Vice President, Corporate Development at Portera Systems. Prior to Portera Systems, he was Managing Director of Product Development at Lam Research.
Lawrence D. Firestone	49	Executive Vice President and Chief Financial Officer	Lawrence D. Firestone joined us in August 2006 as Executive Vice President and Chief Financial Officer. Prior to joining the Company, Mr. Firestone served as the chief financial officer and Secretary and Treasurer from 1999 to 2006 at Applied Films Corporation, a supplier of thin film deposition equipment. Prior to joining Applied Films, Mr. Firestone served as vice president and chief operating officer of Avalanche Industries, a contract manufacturer of custom cables and harnesses from 1996 to 1999.
Yuval Wasserman	53	Executive Vice President, Sales, Marketing and Service	Yuval Wasserman joined Advanced Energy in August 2007, bringing 24 years of executive, management, and technical experience in the semiconductor industry. Before joining AE, Mr. Wasserman served as the President and CEO of Tevet Process Control Technologies, Inc., where he led the development and growth of the company. Prior to that, he held senior executive and general management positions at Boxer Cross (acquired by Applied Materials, Inc.), Fusion Systems (a division of Axcelis Technologies, Inc.), and AG Associates. Mr. Wasserman started his career at National Semiconductor, where he held various process engineering and management positions.

Summary Compensation

The following table shows compensation information for 2007 for the named executive officers.

2007 Summary Compensation Table

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation
Name and Principal Position	Year	($)	($)	($)(1)	($)(2)	($)(3)	($)	($)(4)	Total ($)

Hans Georg Betz,	2007	549,730	—	173,154	451,803	239,303	—	6,750	1,343,155
Chief Executive Officer and President
Lawrence D. Firestone,	2007	283,517	—	—	201,745	115,696	—	3,815	604,773
Executive Vice President and Chief Financial Officer
Yuval Wasserman,	2007	96,490	—	—	7,634	44,686	—	773	141,949
Executive Vice President, Sales, Service and Marketing
Charles S. Rhoades, Chief	2007	353,456	—	98,762	304,913	116,132	—	356,750 (5)	1,230,013
Operating Officer

(1)	Stock awards consist only of performance shares (also called “restricted stock units”). Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown are the compensation costs recognized by the Company in 2007 for stock awards as determined pursuant to FAS 123R. These compensation costs reflect units granted in and prior to 2007. The assumptions used to calculate the value of stock awards are set forth under Note 2 of the Notes to Consolidated Financial Statements included in Advanced Energy’s Annual Report on Form 10-K for fiscal 2007 filed with the SEC on March 18, 2008.

(2)	Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown are the compensation costs recognized by the Company in 2007 for option awards as determined pursuant to FAS 123R. These compensation costs reflect option awards granted in and prior to 2007. The assumptions used to calculate the value of option awards are set forth under Note 2 of the Notes to Consolidated Financial Statements included in Advanced Energy’s Annual Report on Form 10-K for 2007 filed with the SEC on March 18, 2008.

(3)	Amounts consist of bonuses earned for services rendered in 2007.

(4)	All other compensation consists of 401(k) match.

(5)	Includes $350,000 in severance payable in 2008.

Grants of Plan-Based Awards

The following table shows all plan-based awards granted to the named executive officers during 2007. The option awards and the unvested portion of the stock awards identified in the table below are also reported in the Outstanding Equity Awards at 2007 Year-End Table on the following page.

2007 Grants of Plan-Based Awards

								All Other	All Other
								Stock	Option	Exercise	Grant Date
								Awards:	Awards:	or	Fair
								Number of	Number of	Base	Value of
		Estimated Future Payouts Under			Estimated Future Payouts Under			Shares of	Securities	Price	Stock
		Non-Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards			Stock or	Underlying	of Option	and Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($ / Sh)	($)(2)

Hans Georg Betz		0	387,535	581,303	—	—	—	—	—	—	—
	2/21/07	—	—	—	—	—	—	—	30,000	20.19	352,032
	4/27/07	—	—	—	—	—	—	—	30,000	24.21	426,525
	7/24/07	—	—	—	—	—	—	—	30,000	22.47	397,776
	10/26/07	—	—	—	—	—	—	—	30,000	14.93	259,980
Lawrence D. Firestone		0	142,395	213,592	—	—	—	—	—	—	—
	2/21/07	—	—	—	—	—	—	—	18,750	20.19	220,020
	4/27/07	—	—	—	—	—	—	—	18,750	24.21	266,578
	7/24/07	—	—	—	—	—	—	—	18,750	22.47	248,610
	10/26/07	—	—	—	—	—	—	—	18,750	14.93	162,488
Yuval Wasserman		0	42,684	64,029	—	—	—	—	—	—	—
	10/26/07	—	—	—	—	—	—	—	35,000	14.93	303,310
Charles S. Rhoades(3)		0	260,541	267,996	—	—	—	—	—	—	—
	2/21/07	—	—	—	—	—	—	—	18,750	20.19	220,020
	4/27/07	—	—	—	—	—	—	—	18,750	24.21	266,578
	7/24/07	—	—	—	—	—	—	—	18,750	22.47	248,610
	10/26/07	—	—	—	—	—	—	—	18,750	14.93	162,488

(1)	Amounts shown are estimated payouts for 2007 under the Company’s incentive compensation plan. These amounts are based on the individual’s 2007 base salary and position. The amounts for Yuval Wasserman are prorated to reflect his time of service with the Company. The maximum amount shown is 1.5 times the target bonus amount for each of the named executive officers, plus an individual modifier and an additional incentive for the achievement of certain target goals. Actual bonuses received by these named executive officers for 2007 are reported in the Summary Compensation Table under the column entitled “Non-Equity Incentive Plan Compensation.”

(2)	The value of a stock award or option award is based on the fair value as of the grant date of such award determined pursuant to FAS 123R. Stock awards consist only of performance shares (also called “restricted stock units”). The exercise price for all options granted to the named executive officers is 100% of the fair market value of the shares on the grant date. The option exercise price has not been deducted from the amounts indicated above. Regardless of the value placed on a stock option on the grant date, the actual value of the option will depend on the market value of the Company’s common stock at such date in the future when the option is exercised. The proceeds to be paid to the individual following this exercise do not include the option exercise price.

(3)	Mr. Rhoades resigned from the Company on December 31, 2007 with an effective date of June 30, 2008.

Outstanding Equity Awards

The following table shows all outstanding equity awards held by the named executive officers at the end of 2007. The following awards identified in the table below are also reported in the Grants of Plan-Based Awards Table on the previous page.

Outstanding Equity Awards at 2007 Year-End

	Option Awards					Stock Awards
									Equity
									Incentive
			Equity					Equity Incentive	Plan Awards:
			Incentive					Plan Awards:	Market or
			Plan Awards:				Market	Number of	Payout Value
	Number of	Number of	Number of			Number of	Value of	Unearned	of Unearned
	Securities	Securities	Securities			Shares or	Shares or	Shares, Units	Shares, Units
	Underlying	Underlying	Underlying			Units of	Units of	or Other	or Other
	Unexercised	Unexercised	Unexercised	Option		Stock That	Stock That	Rights That	Rights That
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable(1)	Unexercisable(1)	(#)	($)	Date	(#)	($)(1)	(#)	($)

Hans Georg Betz						22,500	$294,300
						35,000	$457,800
	15,000	—		$12.80	7/20/2014
	5,000	—		$10.90	5/4/2015
	70,000	70,000		$9.56	8/1/2015
	25,000	75,000		$16.13	2/15/2016
	—	30,000		$20.19	2/21/2017
	—	30,000		$24.21	4/27/2017
	—	30,000		$22.47	7/24/2017
	—	30,000		$14.93	10/26/2017
Charles S. Rhoades						7,000	91,560
						16,875	220,725
	30,000	—		$7.70	10/17/2012
	10,000	—		$14.50	12/11/2012
	5,000	—		$9.12	2/12/2013
	5,000	—		$7.61	4/16/2013
	5,000	—		$19.24	7/23/2013
	5,000	—		$22.52	10/15/2013
	3,750	—		$22.30	2/11/2014
	3,750	—		$20.81	4/14/2014
	3,046	704		$12.80	7/20/2014
	40,625	9,375		$9.97	8/26/2014
	2,812	938		$10.37	10/19/2014
	17,825	17,825		$7.15	1/31/2015
	17,500	52,500		$16.13	2/15/2016
	—	18,750		$20.19	2/21/2017
	—	18,750		$24.21	4/27/2017
	—	18,750		$22.47	7/24/2017
	—	18,750		$14.93	10/26/2017
Lawrence D. Firestone	20,000	60,000		$17.12	9/26/2016
	—	18,750		$20.19	2/21/2017
	—	18,750		$24.21	4/27/2017
	—	18,750		$22.47	7/24/2017
	—	18,750		$14.93	10/26/2017
Yuval Wasserman	—	35,000		$14.93	10/26/2017

(1)	All options in the table expire 10 years following the date of issuance. Options issued from 2005 to 2007 vest 25% per year over 4 years. Options issued from 1999 to 2004 vest 25% after one year and 6.25% per quarter over the following 3 years.

Option Exercises and Stock Vested

The following table shows all stock options exercised and value realized upon exercise, and all stock awards vested and value realized upon vesting, by the named executive officers during 2007.

Option Exercises and Stock Vested For 2007

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares		Value
	Acquired on	Value Realized	Acquired on		Realized
	Exercise	on Exercise	Vesting		on Vesting
Name	(#)	($)	(#)		($)(1)

Hans Georg Betz	—	—	17,500	(2)	360,150
Lawrence D. Firestone	—	—	—		—
Yuval Wassermen	—	—	—		—
Charles S. Rhoades	—	—	7,625	(3)	170,673

(1)	The value realized equals the market value of the Company’s common stock on the release date, multiplied by the number of shares that vested.

(2)	Of this amount, 5,439 shares were withheld by the Company to cover tax withholding obligations.

(3)	Of this amount, 2,493 shares were withheld by the Company to cover tax withholding obligations.

Pension Benefits

Advanced Energy’s named executive officers received no benefits in 2007 from the Company under defined pension or defined contribution plans other than the tax-qualified 401(k) Plan.

Nonqualified Deferred Compensation

Advanced Energy does not maintain a non-qualified deferred compensation plan.

Potential Payments upon Termination or Change in Control

The following table describes the potential payments and benefits under the Company’s compensation and benefit plans and arrangements to which the named executive officers would be entitled upon termination of employment.

		Before
		Change in		After Change in
		Control		Control
		Termination		Termination
		w/o Cause		w/o Cause
		or for		or for		Voluntary			Long-Term
Name	Benefit	Good Reason		Good Reason		Termination	Death		Disability

Hans Georg Betz	Prorated Target Bonus	$387,535	(3)	$387,535	(3)
	Severance	1,217,967	(4)	1,854,632	(8)		$276,811	(10)	$276,811	(11)
	Outplacement Services	15,000	(5)	15,000	(5)
	Continuation of Insurance,	25,121	(6)	37,681	(9)
	Retirement and Other Benefits	—		—
	Excise Tax Gross-up	1,159,827	(7)	1,837,718	(7)
Lawrence D. Firestone	Prorated Target Bonus	$142,396	(3)	$142,396	(3)
	Severance	569,579	(4)	897,087	(8)		$142,395	(10)	$142,395	(11)
	Outplacement Services	15,000	(5)	15,000	(5)
	Continuation of Insurance,	35,934	(6)	53,901	(9)
	Retirement and Other Benefits	—		—
	Excise Tax Gross-up	510,131	(7)	870,860	(7)
Yuvall Wasserman	Prorated Target Bonus	$42,686	(3)	$42,686	(3)
	Severance	440,186	(4)	440,936	(8)		$132,500	(8)	$132,5006	(11)
	Outplacement Services	15,000	(5)	15,000	(5)
	Continuation of Insurance,	35,934	(6)	53,901	(9)
	Retirement and Other Benefits	—		—
	Excise Tax Gross-up	280,675	(7)	300,218	(7)
Charles S. Rhoades	Prorated Target Bonus	$178,664	(3)	$178,664	(3)
	Severance	714,657	(4)	1,125,585	(8)		$178,664	(8)	$178,664	(11)
	Outplacement Services	15,000	(5)	15,000	(5)
	Continuation of Insurance,	28,184	(6)	42,276	(9)
	Retirement and Other Benefits	—		—
	Excise Tax Gross-up	677,880	(7)	1,121,666	(7)

(1)	Pursuant to the Company’s Executive Change in Control Severance Agreement, “Cause” means any of the following: (i) the executive’s (A) conviction of a felony; (B) commission of any other material act or omission involving dishonesty or fraud with respect to the Company or any of its affiliates or any of the customers, vendors or suppliers of the Company or its affiliates; (C) misappropriation of material funds or assets of the Company for personal use; or (D) engagement in unlawful harassment or unlawful discrimination with respect to any employee of the Company or any of its subsidiaries; (ii) the executive’s continued substantial and repeated neglect of his duties, after written notice thereof from the Board of Directors, and such neglect has not been cured within 30 days after the executive receives notice thereof from the Board of Directors; (iii) the executive’s gross negligence or willful misconduct in the performance of his duties hereunder that is materially and demonstrably injurious to the Company; or (iv) the executive’s engaging in conduct constituting a breach of his written obligations to the Company in respect of confidentiality and/or the use or ownership of proprietary information.

(2)	Pursuant to the Company’s Executive Change in Control Severance Agreement, “Good Reason” means any of the following: (i) a material reduction in the executive’s duties, level of responsibility or authority, other than (A) reductions solely attributable to the Company ceasing to be a publicly held company or becoming a subsidiary or division of another company, or (B) isolated incidents that are promptly remedied by the Company; or (ii) a reduction in the executive’s base salary, without (A) the executive’s express written consent or (B) an increase in the executive’s benefits, perquisites and/or guaranteed bonus, which increase(s) have a value reasonably equivalent to the reduction in base salary; or (iii) a reduction in the executive’s target bonus, without (A) the executive’s express written consent or (B) a corresponding increase in the executive’s base salary; or (iv) a material reduction in the Benefits, taken as a whole, without the executive’s express written consent; or (v) the relocation of the executive’s principal place of business to a location more than thirty-five

(35) miles from the executive’s principal place of business immediately prior to the change in control, without the executive’s express written consent; or (vi) the Company’s (or its successor’s) material breach of the Company’s Executive Change in Control Severance Agreement.

(3)	Assumes December 31, 2007 termination date. Executive to receive a pro rata portion of target bonus.

(4)	Executive to receive a lump sum payment equal to 1.5 times (i) his then current annual base salary, plus (ii) his target bonus for the year in which the termination is effected.

(5)	Executive may be reimbursed for up to $15,000 in outplacement services.

(6)	Executive to receive: (a) continuation of insurance and all other benefits for 18 months following the date of termination, and (b) an amount equal to the contributions that would have been made to the Company’s retirement plans on his behalf if he had continued to be employed for 18 months following the date of termination.

(7)	Executive to receive a gross-up payment for any excise tax payable on any other payment set forth above.

(8)	Executive to receive a lump sum payment equal to 2.65 times (i) his then current annual base salary, plus (ii) his target bonus for the year in which the termination is effected.

(9)	Executive to receive: (a) continuation of insurance and all other benefits for 27 months following the date of termination, and (b) an amount equal to the contributions that would have been made to the Company’s retirement plans on his behalf if he had continued to be employed for 27 months following the date of termination. In addition, in the event Options, Restricted Stock and RSUs held by Executive are assumed by the surviving entity in connection with the Change in Control, vesting of all assumed Options, Restricted Stock and RSUs held by Executive shall be accelerated so that all unexpired Options and all Restricted Stock and RSUs then held by Executive shall be fully vested and exercisable immediately.

(10)	Executive to receive a lump sum payment equal to six months salary less the proceeds of any life insurance policy carried by the Company with respect to the Executive.

(11)	Executive to receive a lump sum payment equal to six months salary less the proceeds of any long-term disability insurance policy carried by the Company with respect to the Executive.

Policies and Procedures with Respect to Related Party Transactions

The Board is committed to upholding the highest legal and ethical standards of conduct in fulfilling its responsibilities and recognizes that transactions with the Company involving related parties can present a heightened risk of potential or actual conflicts of interest. Accordingly, as a general matter, it is the policy of the Company to avoid related party transactions.

Although the Company has not memorialized its policy with respect to related party transactions, discussion of related party transactions is included as an agenda item for Audit and Finance Committee meetings as needed. The Audit and Finance Committee discusses in detail every related party transaction identified by the Company’s directors and officers. The Audit and Finance Committee, all of whose members are independent directors, must review and approve all related party transactions for which such approval is required under applicable law, including SEC and Nasdaq rules. Current SEC rules define a related party transaction to include any transaction, arrangement or relationship in which the Company is a participant and in which any of the following persons has or will have a direct or indirect interest:

•	an executive officer, director or director nominee of the Company;

•	any person who is known to be the beneficial owner of more than 5% of the Company’s common stock;

•	any person who is an immediate family member (as defined under Item 404 of Regulation S-K) of an executive officer, director or director nominee or beneficial owner of more than 5% of the Company’s common stock;

•	any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person, together with any other of the foregoing persons, has a 5% or greater beneficial ownership interest.

In addition, the Audit and Finance Committee is responsible for reviewing and investigating any matters pertaining to the integrity of management, including conflicts of interests and adherence to the Company’s Code of Ethical Conduct. Under the Code of Ethical Conduct, directors, officers and all other members of the workforce are expected to avoid any relationship, influence or activity that would cause or even appear to cause a conflict of interest.

Certain Relationships and Related Transactions

Advanced Energy leases its executive offices and certain manufacturing facilities in Fort Collins, Colorado from Prospect Park East Partnership and from Sharp Point Properties, LLC,. Aggregate payments under such leases for 2007 totaled approximately $3.1 million. Douglas S. Schatz, Chairman of the Board of Advanced Energy, holds a 26.67% member interest in each of these leasing entities. Mr. Schatz did not participate in the negotiations of these leases. At the time of the negotiations, Advanced Energy compared the lease rates and other terms of similar properties in the Fort Collins area. Advanced Energy believes that the lease rates and other terms of the leases with Prospect Park East Partnership and Sharp Point Properties, LLC are no less favorable to Advanced Energy than could have been obtained from a third-party lessor of similar property. Future minimum lease payments related to these properties is $13.3 million.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Advanced Energy’s executive officers and directors and persons who own more than ten percent of the outstanding common stock (“reporting persons”) to file with the Securities and Exchange Commission an initial report of ownership on Form 3 and changes in ownership on Forms 4 and 5. The reporting persons are also required to furnish Advanced Energy with copies of all forms they file. Based solely on its review of the copies of forms received by it and written representations from the reporting persons, Advanced Energy believes that each of the reporting persons timely filed all reports required to be filed in 2007 or with respect to transactions in 2007.

CORPORATE GOVERNANCE MATTERS

Codes of Conduct and Ethics

Advanced Energy has adopted Codes of Ethical Conduct that apply to the Board of Directors and employees. These Codes of Ethical Conduct is available on our website at www.advanced-energy.com. Any waivers of, or amendments to, our Codes of Ethical Conduct will be posted on our website.

Communications with Directors

The Board of Directors has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member, or all members of the Board of Directors electronically or by mail. Electronic communications should be addressed to boardmembers@aei.com. Mail may be sent to any director or the Board of Directors in care of Advanced Energy’s corporate office at 1625 Sharp Point Drive, Fort Collins, CO 80525. All such communications will be forwarded to the full Board of Directors or to any individual director to whom the communication is addressed unless the communication is clearly of a marketing or inappropriate nature. It is the Board of Director’s practice to encourage all board members to attend the Company’s annual stockholder meeting, although no written policy has been adopted in that regard.

PROPOSALS OF STOCKHOLDERS

Proposals, including director nominations, that a stockholder desires to have included in Advanced Energy’s proxy materials for the 2009 Annual Meeting of Stockholders of Advanced Energy in accordance with SEC Rule 14a-8 must be received by the Secretary of Advanced Energy at its principal office (1625 Sharp Point Drive, Fort Collins, Colorado 80525) no later than December 3, 2008 in order to be considered for inclusion in such proxy materials. The proxy solicited by management of Advanced Energy for the 2008 Annual Meeting of Stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless Advanced Energy was provided with notice of the proposal no later than February 21, 2008.

FORM 10-K

A copy of Advanced Energy’s 2007 Annual Report on Form 10-K is included in the 2007 Annual Report to Stockholders accompanying this proxy statement. You can request an additional copy of the 2007 Annual Report on Form 10-K by mailing a request to the Secretary of Advanced Energy at 1625 Sharp Point Drive, Fort Collins, Colorado 80525.

REPRESENTATION AT THE ANNUAL MEETING

It is important that your stock be represented at the meeting, regardless of the number of shares that you hold. You are therefore urged to execute and return, at your earliest convenience, the accompanying proxy card in the envelope that has been enclosed. Instructions as to how to deliver your proxy are included in this proxy statement under the caption “Delivery and Revocability of Proxies” on page 3 and on the proxy card.

THE BOARD OF DIRECTORS
Dated: April 3, 2008
Fort Collins, Colorado

APPENDIX A

ADVANCED ENERGY INDUSTRIES, INC.

2008 OMNIBUS INCENTIVE PLAN
Adopted February 15, 2008

Advanced Energy Industries, Inc., a Delaware corporation (the “Company”), sets forth herein the terms of its 2008 Omnibus Incentive Plan (the “Plan”), as follows:

1.  PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, stock units (including deferred stock units), unrestricted stock, and dividend equivalent rights. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein, except that stock options granted to outside directors and any consultants or advisers providing services to the Company or an Affiliate shall in all cases be non-qualified stock options.

2.  DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1  “Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary. For purposes of granting stock options or stock appreciation rights, an entity may not be considered an Affiliate unless the Company holds a “controlling interest” in such entity, where the term “controlling interest” has the same meaning as provided in Treasury Regulation 1.414(c)-2(b)(2)(i), provided that the language “at least 50 percent” is used instead of “at least 80 percent” and, provided further, that where granting of stock options or stock appreciation rights is based upon a legitimate business criteria, the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Treasury Regulation 1.414(c)-2(b)(2)(i).

2.2  “Annual Incentive Award” means an Award made subject to attainment of performance goals (as described in Section 14) generally over a one-year performance period (the Company’s fiscal year, unless otherwise specified by the Committee).

2.3  “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Stock Unit, Dividend Equivalent Right, Performance Share, or Performance Unit under the Plan.

2.4  “Award Agreement” means the agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

2.5  “Benefit Arrangement” shall have the meaning set forth in Section 15 hereof.

2.6  “Board” means the Board of Directors of the Company.

2.7  “Cause” means, as determined by the Board and unless otherwise provided in an applicable agreement with the Company or an Affiliate, (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate.

2.8  “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.9  “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.2.

2.10  “Company” means Advanced Energy Industries, Inc.

2.11  “Corporate Transaction” means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another person or entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity (other than persons who are stockholders or affiliates immediately prior to the transaction) owning 50% or more of the combined voting power of all classes of stock of the Company.

2.12  “Covered Employee” means a Grantee who is a covered employee within the meaning of Section 162(m)(3) of the Code.

2.13  “Disability” means the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee’s Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.14  “Dividend Equivalent Right” means a right, granted to a Grantee under Section 13 hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

2.15  “Effective Date” means          , 2008, the date the Plan was approved by the stockholders.

2.16  “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.17  “Fair Market Value” means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Board shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Board by the reasonable application of a reasonable valuation method, in a manner consistent with Code Section 409A.

2.18  “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent of the voting interests.

2.19  “Grant Date” means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6  hereof, or (iii) such other date as may be specified by the Board.

2.20  “Grantee” means a person who receives or holds an Award under the Plan.

2.21  “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.22  “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.23  “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.24  “Option Price” means the exercise price for each share of Stock subject to an Option.

2.25  “Other Agreement” shall have the meaning set forth in Section 15 hereof.

2.26  “Outside Director” means a member of the Board who is not an officer or employee of the Company.

2.27  “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 14) over a performance period of up to ten (10) years.

2.28  “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.29  “Performance Measures” means measures as described in Section 14 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.30  “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.31  “Performance Share” means an Award under Section 14 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.32  “Performance Unit” means an Award under Section 14 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.33  “Plan” means this Advanced Energy Industries, Inc. 2008 Omnibus Incentive Plan.

2.34  “Prior Plans” means the Advanced Energy Industries, Inc. 2003 Stock Option Plan and the Advanced Energy Industries, Inc. Amended and Restated 2003 Non-Employee Directors’ Stock Option Plan, amended and restated February 15, 2006.

2.35  “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock or Unrestricted Stock.

2.36  “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.37  “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.38  “SAR Exercise Price” means the per share exercise price of a SAR granted to a Grantee under Section 9  hereof.

2.39  “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.40  “Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive.

2.41  “Service Provider” means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser (who is a natural person) currently providing services to the Company or an Affiliate.

2.42  “Stock” means the common stock, par value $0.001 per share, of the Company.

2.43  “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9 hereof.

2.44  “Stock Unit” means a bookkeeping entry representing the equivalent of one share of Stock awarded to a Grantee pursuant to Section 10 hereof.

2.45  “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.46  “Substitute Awards” means Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

2.47  “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

2.48  “Unrestricted Stock” means an Award pursuant to Section 11 hereof.

3.  ADMINISTRATION OF THE PLAN

3.1 Board

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and by-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s certificate of incorporation and by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.

3.2  Committee.

The Board from time to time may delegate to the Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, as the Board shall determine, consistent with the certificate of incorporation and by-laws of the Company and applicable law.

(i) Except as provided in Subsection (ii) and except as the Board may otherwise determine, the Committee, if any, appointed by the Board to administer the Plan shall consist of two or more Outside Directors of the Company who: (a) qualify as “outside directors” within the meaning of Section 162(m) of the Code and who (b) meet such other requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act and who (c) comply with the independence requirements of the stock exchange on which the Common Stock is listed.

(ii) The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, who may administer the Plan with respect to employees or other Service Providers who are not officers or directors of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards.

In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board.

3.3  Terms of Awards.

Subject to the other terms and conditions of the Plan, the Board shall have full and final authority to:

(i) designate Grantees,

(ii) determine the type or types of Awards to be made to a Grantee,

(iii) determine the number of shares of Stock to be subject to an Award,

(iv) establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, the treatment of an Award in the event of a change of control, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),

(v) prescribe the form of each Award Agreement evidencing an Award, and

(vi) amend, modify, or supplement the terms of any outstanding Award. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to make or modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. Notwithstanding the foregoing, no amendment, modification or supplement of any Award shall, without the consent of the Grantee, impair the Grantee’s rights under such Award.

The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. In addition, the Company may annul an Award if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable.

Furthermore, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 and any Grantee who knowingly engaged in the misconduct, was grossly negligent in engaging in the misconduct, knowingly failed to prevent the misconduct or was grossly negligent in failing to prevent the misconduct, shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve-(12)month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document that contained such material noncompliance.

3.4  No Repricing.

Notwithstanding anything in this Plan to the contrary, no amendment or modification may be made to an outstanding Option or SAR, including, without limitation, by replacement of Options or SARs with cash or other award type, that would be treated as a repricing under the rules of the stock exchange on which the Stock is listed, in each case, without the approval of the stockholders of the Company, provided, that, appropriate adjustments may be made to outstanding Options and SARs pursuant to Section 17 or Section 5.3 and may be made to make changes to achieve compliance with applicable law, including Code Section 409A.

3.5  Deferral Arrangement.

The Board may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents. Any such deferrals shall be made in a manner that complies with Code Section 409A.

3.6  No Liability.

No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

3.7  Share Issuance/Book-Entry

Notwithstanding any provision of this Plan to the contrary, the issuance of the Stock under the Plan may be evidenced in such a manner as the Board, in its discretion, deems appropriate, including, without limitation, book-entry registration or issuance of one or more Stock certificates.

4.  STOCK SUBJECT TO THE PLAN

4.1  Number of Shares Available for Awards

Subject to adjustment as provided in Section 17 hereof, the number of shares of Stock available for issuance under the Plan shall be the number of shares available for issuance under the Prior Plans. In no event shall the number of shares of Stock available for issuance under the Plan exceed three million five hundred thousand (3,500,000), subject to adjustment as provided for in Section 17. Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company.

4.2  Adjustments in Authorized Shares

The Board shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies. The number of shares of Stock reserved pursuant to Section 4 shall be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of shares of Stock subject to Awards before and after the substitution.

4.3  Share Usage

Shares covered by an Award shall be counted as used as of the Grant Date. If any shares covered by an Award granted under the Plan or a Prior Plan are not purchased or are forfeited or expire, or if an Award otherwise terminates without delivery of any Stock subject thereto or is settled in cash in lieu of shares, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture, termination or expiration, again be available for making Awards under the Plan in the same amount as such shares were counted against the limit set forth in Section 4.1, provided that any shares covered by an Award granted under a Prior Plan will again be available for making Awards under the Plan in the same amount as such shares were counted against the limits set forth in the applicable Prior Plan. The number of shares of Stock available for issuance under the Plan shall not be increased by (i) any shares of Stock tendered or withheld or Award surrendered in connection with the purchase of shares of Stock upon exercise of an Option as described in Section 12.2, or (ii) any shares of Stock deducted or delivered from an Award payment in connection with the Company’s tax withholding obligations as described in Section 18.3.

5.  EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1  Effective Date.

The Plan shall be effective as of the Effective Date.  Following the Effective Date no awards will be made under the Prior Plans.

5.2  Term.

The Plan shall terminate automatically ten (10) years after the Effective Date and may be terminated on any earlier date as provided in Section 0.

5.3  Amendment and Termination of the Plan

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. In addition, an amendment will be contingent on approval of the Company’s stockholders if the amendment would: (i) materially increase the benefits accruing to participants under the Plan, (ii) materially increase the aggregate number of shares of Stock that may be issued under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan. No Awards shall be made after termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded under the Plan.

6.  AWARD ELIGIBILITY AND LIMITATIONS

6.1  Service Providers and Other Persons

Subject to this Section 6, Awards may be made under the Plan to: (i) any Service Provider to the Company or of any Affiliate, including any Service Provider who is an officer or director of the Company, or of any Affiliate, as the Board shall determine and designate from time to time and (ii) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Board.

6.2  Successive Awards and Substitute Awards.

An eligible person may receive more than one Award, subject to such restrictions as are provided herein. Notwithstanding Sections 8.1 and 9.1, the Option Price of an Option or the grant price of a SAR that is a Substitute Award may be less than 100% of the Fair Market Value of a share of Common Stock on the original date of grant; provided, that, the Option Price or grant price is determined in accordance with the principles of Code Section 424 and the regulations thereunder; as modified by Code Section 409A and the regulations thereunder as Options that are non-qualified stock options and SARs.

6.3  Limitation on Shares of Stock Subject to Awards.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act:

(i) the maximum number of shares of Stock subject to Options or SARs that can be awarded under the Plan to any person eligible for an Award under Section 6 hereof is five hundred twenty five thousand five hundred (525,000) per 12 month period; and

(ii) the maximum number of shares that can be granted under the Plan, other than pursuant to an Option or SARs, to any person eligible for an Award under Section 6 hereof is five hundred twenty five thousand five hundred (525,000) per 12 month period.

The preceding limitations in this Section 6.3 are subject to adjustment as provided in Section 17 hereof.

7.  AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.

8.  TERMS AND CONDITIONS OF OPTIONS

8.1  Option Price

The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. Except in the case of Substitute Awards, the Option Price of each Option shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2  Vesting.

Subject to Sections 8.3 and 17.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.

8.3  Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option; provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date.

8.4  Termination of Service.

Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5  Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein or after the occurrence of an event referred to in Section 17 hereof which results in termination of the Option.

8.6  Method of Exercise.

Subject to the terms of Article 12 and Section 18.3, an Option that is exercisable may be exercised by the Grantee’s delivery to the Company of notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award.

8.7  Rights of Holders of Options

Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 17 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.8  Delivery of Stock Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.

8.9  Transferability of Options

Except as provided in Section 8.10, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10  Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The events of termination of Service of Section 8.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.11  Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

8.12  Notice of Disqualifying Disposition

If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days thereof.

9.  TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1  Right to Payment and Grant Price.

A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Board. The Award Agreement for a SAR shall specify the grant price of the SAR, which shall be at least the Fair Market Value of a share of Stock on the date of grant. SARs may be granted in conjunction with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in conjunction with all or part of any other Award or without regard to any Option or other Award; provided that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Price that is no less than the Fair Market Value of one share of Stock on the SAR Grant Date.

9.2  Other Terms.

The Board shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

9.3  Term.

Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, upon the expiration of ten years from the date such SAR is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such SAR.

9.4  Transferability of SARS

Except as provided in Section 9.5, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise a SAR. Except as provided in Section 9.5, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

9.5  Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 9.5, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 9.5, any such SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred SARs are prohibited except to Family Members of the original Grantee in accordance with this Section 9.5 or by will or the laws of descent and distribution.

10.  TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS

10.1  Grant of Restricted Stock or Stock Units.

Awards of Restricted Stock or Stock Units may be made for no consideration (other than par value of the shares which is deemed paid by Services already rendered).

10.2  Restrictions.

At the time a grant of Restricted Stock or Stock Units is made, the Board may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock or Stock Units. Each Award of Restricted Stock or Stock Units may be subject to a different restricted period. The Board may in its sole discretion, at the time a grant of Restricted Stock or Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Stock Units as described in Article 14. Neither Restricted Stock nor Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Stock Units.

10.3  Restricted Stock Certificates.

The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.4  Rights of Holders of Restricted Stock.

Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

10.5  Rights of Holders of Stock Units.

10.5.1  Voting and Dividend Rights.

Holders of Stock Units shall have no rights as stockholders of the Company. The Board may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Stock Unit held equal to the per-share dividend paid on the Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.

10.5.2  Creditor’s Rights.

A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6  Termination of Service.

Unless the Board otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock or Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Stock Units.

10.7  Purchase of Restricted Stock and Shares Subject to Stock Units.

The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock or Shares subject to vested Stock Units from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or Stock Units (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock or Stock Units. The Purchase Price shall be payable in a form described in Section 12 or, in the discretion of the Board, in consideration for past or future Services rendered to the Company or an Affiliate.

10.8  Delivery of Stock.

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Stock Unit once the share of Stock represented by the Stock Unit has been delivered.

11  TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS

The Board may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Board) an Unrestricted Stock Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

12  FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

12.1  General Rule.

Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

12.2  Surrender of Stock.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender or attestation to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.

12.3  Cashless Exercise.

With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Board) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 18.3.

12.4  Other Forms of Payment.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules, including, without limitation, Service.

13  TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

13.1  Dividend Equivalent Rights.

A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Grantee. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Board. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

13.2  Termination of Service.

Except as may otherwise be provided by the Board either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee’s termination of Service for any reason.

14  TERMS AND CONDITIONS OF PERFORMANCE SHARES, PERFORMANCE UNITS, PERFORMANCE AWARDS AND ANNUAL INCENTIVE AWARDS

14.1  Grant of Performance Units/Performance Shares.

Subject to the terms and provisions of this Plan, the Board, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

14.2  Value of Performance Units/Performance Shares.

Each Performance Unit shall have an initial value that is established by the Board at the time of grant. The Board shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.

14.3  Earning of Performance Units/Performance Shares.

Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

14.4  Form and Timing of Payment of Performance Units/Performance Shares.

Payment of earned Performance Units/Performance Shares shall be as determined by the Board and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Board, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

14.5  Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. If and to the extent required under Code Section 162(m), any power or authority relating to an Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Board.

14.6  Performance Awards or Annual Incentive Awards Granted to Designated Covered Employees.

If and to the extent that the Board determines that an Award to be granted to a Grantee who is designated by the Board as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 14.6.

14.6.1  Performance Goals Generally.

The performance goals for such Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 14.6. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Awards. Performance goals may differ for Awards granted to any one Grantee or to different Grantees.

14.6.2  Timing For Establishing Performance Goals.

Performance goals shall be established not later than the earlier of (i) 90 days after the beginning of any performance period applicable to such Awards and (ii) the day on which 25% of any performance period applicable to such Awards has expired, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

14.6.3  Settlement of Awards; Other Terms.

Settlement of such Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Awards. The Committee shall specify the circumstances in which such Performance or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Awards.

14.6.4  Performance Measures.

The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a) net earnings or net income;

(b) operating earnings;

(c) pretax earnings;

(d) earnings per share;

(e) share price, including growth measures and total stockholder return;

(f) earnings before interest and taxes;

(g) earnings before interest, taxes, depreciation and/or amortization;

(h) sales or revenue growth, whether in general, by type of product or service, or by type of customer;

(i) gross or operating margins;

(j) return measures, including return on assets, capital, investment, equity, sales or revenue;

(k) cash flow, including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment;

(l) productivity ratios;

(m) expense targets;

(n) market share;

(o) financial ratios as provided in credit agreements of the Company and its subsidiaries;

(p) working capital targets;

(q) completion of acquisitions of business or companies.

(r) completion of divestitures and asset sales; and

(s) any combination of any of the foregoing business criteria.

Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (f) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Section 14.

14.6.5  Evaluation of Performance.

The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

14.6.6  Adjustment of Performance-Based Compensation.

Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Board shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis, or any combination as the Committee determines.

14.6.7  Board Discretion.

In the event that applicable tax and/or securities laws change to permit Board discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Board shall have sole discretion to make such changes without obtaining shareholder approval provided the exercise of such discretion does not violate Code Section 409A. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 14.6.4.

14.7  Status of Section Awards Under Code Section 162(m).

It is the intent of the Company that Awards under Section 14.6 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 14.6, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of an Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

15  PARACHUTE LIMITATIONS

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding that expressly addresses Section 280G or Section 4999 of the Code (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock, Stock Unit, Performance Share or Performance Unit held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment; provided, however, that in order to comply with Code Section 409A, the reduction or elimination will be performed in the order in which each dollar of value subject to an Award reduces the Parachute Payment to the greatest extent.

16  REQUIREMENTS OF LAW

16.1  General.

The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Without limiting the generality of the foregoing, in connection with the Securities Act, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option (or SAR that may be settled in shares of Stock) shall not be exercisable until the shares of Stock covered by such Option (or SAR) are registered or are exempt from registration, the exercise of such Option (or SAR) under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

16.2  Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

17  EFFECT OF CHANGES IN CAPITALIZATION

17.1  Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan, including, without limitation, the limits set forth in Section 6.3, shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary dividend but excluding a non-extraordinary dividend of the Company) without receipt of consideration by the Company, the Company shall, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and Stock Appreciation Rights to reflect such distribution.

17.2  Reorganization in Which the Company Is the Surviving Entity Which does not Constitute a Corporate Transaction.

Subject to Section 17.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Corporate Transaction, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation. In the event of a transaction described in this Section 17.2, Stock Units shall be adjusted so as to apply to the securities that a holder of the number of shares of Stock subject to the Stock Units would have been entitled to receive immediately following such transaction.

17.3  Corporate Transaction in which Awards are not Assumed.

Upon the occurrence of a Corporate Transaction in which outstanding Options, SARs, Stock Units and Restricted Stock are not being assumed or continued:

(i) all outstanding shares of Restricted Stock shall be deemed to have vested, and all Stock Units shall be deemed to have vested and the shares of Stock subject thereto shall be delivered, immediately prior to the occurrence of such Corporate Transaction, and

(ii) either of the following two actions shall be taken:

(A) fifteen days prior to the scheduled consummation of a Corporate Transaction, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days, or

(B) the Board may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Stock, Stock Units, and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of Restricted Stock or Stock Units, equal to the formula or fixed price per share paid to holders of shares of Stock and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to the Option or SAR (the “Award Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price or SAR Exercise Price applicable to such Award Shares.

With respect to the Company’s establishment of an exercise window, (i) any exercise of an Option or SAR during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Corporate Transaction, the Plan and all outstanding but unexercised Options and SARs shall terminate. The Board shall send notice of an event that will result in such a termination to all individuals who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders.

17.4  Corporation Transaction in which Awards are Assumed.

The Plan, Options, SARs, Stock Units and Restricted Stock theretofore granted shall continue in the manner and under the terms so provided in the event of any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of the Options, SARs, Stock Units and Restricted Stock theretofore granted, or for the substitution for such Options, SARs, Stock Units and Restricted Stock for new common stock options and stock appreciation rights and new common stock units and restricted stock relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation right exercise prices.

17.5  Adjustments

Adjustments under this Section 17 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Board shall determine the effect of a Corporate Transaction upon Awards other than Options, SARs, Stock Units and Restricted Stock, and such effect shall be set forth in the appropriate Award Agreement. The Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 17.1, 17.2, 17.3 and 17.4. This Section 17 does not limit the Company’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of change of control events that are not Corporate Transactions.

17.6  No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

18  GENERAL PROVISIONS

18.1  Disclaimer of Rights.

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company or an Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

18.2  Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

18.3  Withholding Taxes.

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state or local tax withholding requirements upon the exercise, vesting, lapse of restrictions applicable to such Award or payment of shares pursuant to such Award, as applicable, cannot exceed such number of shares having a Fair Market Value equal to the minimum statutory amount required by the Company to be withheld and paid to any such federal, state or local taxing authority with respect to such exercise, vesting, lapse of restrictions or payment of shares.

18.4  Captions.

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

18.5  Other Provisions.

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

18.6  Number and Gender.

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

18.7  Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

18.8  Governing Law.

The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by the laws of the State of Colorado, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

18.9  Code Section 409A.

The Board intends to comply with Code Section 409A, or an exemption to Code Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Code Section 409A. To the extent that the Board determines that a Grantee would be subject to the additional 20% tax imposed on certain nonqualified deferred compensation plans pursuant to Code Section 409A as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Board.

[FORM OF PROXY]
THIS IS YOUR PROXY.
YOUR VOTE IS IMPORTANT.
Regardless of whether you plan to attend the Annual Meeting of Stockholders, we encourage you to complete, sign and deliver your proxy promptly so that your shares can be represented at the meeting.
In addition to the election of directors, there are three proposals being submitted by the Board of Directors. The Board of Directors recommends a vote in favor of (FOR) each of the nominees listed below and in favor of (FOR) proposals 2 and 3.
All voting on matters presented at the meeting will be by paper proxy or by presence in person, in accordance with the procedures described in the proxy statement.

PLEASE DETACH HERE AND MAIL IN THE ENVELOPE PROVIDED.
ADVANCED ENERGY INDUSTRIES, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 7, 2008
The undersigned hereby constitutes and appoints Hans Georg Betz and Lawrence D. Firestone, and each of them, his, her or its lawful agents and proxies with full power of substitution in each, to represent the undersigned, and to vote all of the shares of common stock of Advanced Energy Industries, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Advanced Energy Industries, Inc., 1625 Sharp Point Drive, Fort Collins, Colorado on Wednesday, May 7, 2008 at 10:00 a.m., local time, and at any adjournment or postponement thereof, on all matters coming before the meeting.
IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTIONS. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.
You may deliver this proxy by signing and returning this proxy card in the enclosed envelope.
In addition to the election of directors, there are three proposals being submitted by the Board of Directors. The Board of Directors recommends a vote in favor of (FOR) each of the nominees listed below and in favor of (FOR) proposals 2 and 3.
☒ Please mark your votes as in this example.

		FOR	WITHHELD
		ALL	FROM ALL
		NOMINEES	NOMINEES	Nominees:
1.	Election of Directors:	☐	☐	(01) Douglas S. Schatz
	☐ For all nominees, except vote withheld from the following			(02) Richard P. Beck (03) Hans Georg Betz (04) Trung T. Doan (05) Thomas M. Rohrs (06) Elwood Spedden (07) Edward C. Grady

		FOR	AGAINST	ABSTAIN

2.	Adoption of the 2008 Omnibus Incentive Plan.	☐	☐	☐

3.	Ratification of the appointment of Grant Thornton LLP as the independent registered public accounting firm for 2008	☐	☐	☐

4.	In their discretion, the proxy holders are authorized to vote upon any other matters of business which may properly come before the meeting, or, any adjournment(s) thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES LISTED ABOVE AND IN FAVOR OF PROPOSALS 2 AND 3.

Change of Address on ☐ Reverse Side	I plan to attend the ☐ Meeting	I do not plan to attend the ☐ meeting
Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If stockholder is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If stockholder is a partnership, please sign in partnership name by authorized person.

Signature:	Date:

Signature:	Date:
PLEASE COMPLETE, DATE, SIGN AND MAIL YOUR PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.